                                                               Reg 230.424(b)(3)
                                                               File No.333-92362

                                   PROSPECTUS

                         NESS ENERGY INTERNATIONAL, INC.

                                50,000,000 Shares
                           Common Stock, No Par Value

    A Selling Shareholder of Ness Energy International, Inc., a Washington
corporation (sometimes called "Ness"), is hereby offering up to 50,000,000 shares of Ness no par value common stock. These shares are being purchased from
Ness by Dutchess Private Equities Fund, L.P., the "Selling Shareholder," under an investment agreement between the parties, dated April 23, 2002, at a price equal to 96% of the market price on the put date for each draw under that agreement. As of July 11, 2002, the closing market price of the Ness's common stock was $.59. Ness's common stock trades on the Over the Counter Bulletin Board under the trading symbol "NESS."

    Dutchess Private Equities Fund, L.P.is an "underwriter" within the meaning of the Securities Act of 1933, as amended. Any broker executing selling orders on behalf of Dutchess Private Equities Fund, L.P. may be deemed to be an
"underwriter." Commissions received by any broker may be deemed to be underwriting commissions.

    We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

    The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE U.S.
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the U.S.
Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                         Dated: October 22, 2002

Directors, Executive Officers, Promoters
        and Control Persons...................................................10

Security Ownership Of Certain Beneficial Owners

Disclosure of Commission Position on Indemnification

Management's Discussion and Analysis of Financial

Market For Common Equity and Related

Changes In and Disagreements with Accountants
        on Accounting and Financial Disclosure................................21

                               PROSPECTUS SUMMARY

    This summary highlights certain information contained in this prospectus. The summary is not complete and may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully. Except where the context would indicate otherwise, we use the terms "we," "us," "our," the "company," the "Corporation," and "NESS" to mean Ness Energy International, Inc., and its subsidiaries in this prospectus.

The Company

    Ness is in the development stage and is continuing with its plan of exploration for and future development of oil and natural gas in Texas, and plans to explore in
Israel. Ness does not have any oil or gas reserves, and there is no assurance it will locate any or be able to develop any located reserves.  Ness has two drilling license applications pending with the Petroleum Commissioner of Israel and plans to commence the exploration projects if and as soon as funds are raised and approval from Israel is granted (there is no guarantee we will have sufficient funds to drill or that  we will obtain the approval). These licenses, if issued, would be at the southwest end of the Dead Sea in Israel and Ness will drill and be the operator on the wells.

    The principal offices of Ness are located at 4201 East Interstate 20, Willow
Park, Texas 76087. The telephone number for Ness is: (817) 341-1477.

The Offering

    50,000,000 shares of common stock of Ness are being registered in this offering under an investment agreement between Dutchess Private Equities Fund, L.P., the
"Selling Shareholder,"and Ness, which is a completed private offering. Under this agreement, Ness may exercise a put by the delivery of a put purchase notice to Dutchess Private Equities Fund, L.P. The number of shares that Dutchess
Private Equities Fund, L.P. will receive under each put will be determined by dividing the amount specified in the put purchase notice by the purchase price determined during a "pricing period." The purchase price under this investment agreement is 96% of the average of the 3 lowest closing bid prices of the Ness's common stock during the 5 trading days of the specified Pricing Period. The number of shares outstanding prior to the offering: approximately 59,083,545.
Shares to be outstanding after this offering, assuming all of the shares offered under this prospectus are purchased under the investment agreement:
approximately 109,083,545.

    Dutchess Private Equities Fund, L.P.is an "underwriter" within the meaning of the Securities Act of 1933, as amended. Any broker executing selling orders on behalf of Dutchess Private Equities Fund, L.P. may be deemed to be an
"underwriter." Commissions received by any broker may be deemed to be underwriting commissions.

    We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

                                  RISK FACTORS

    The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.  The following risks and uncertainties are not the only ones we face. Risks and uncertainties which either we do not know about or we currently believe are immaterial may also materially impair our business operations. If any of the following risks occur, our business, results of operations, financial position or cash flows, could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment.

    Ness Has Limited Revenue, and Losses Since Inception, and Expects Losses to
Continue for the Foreseeable Future.

    Ness has had limited revenue during the last two fiscal years: $20,683 in the fiscal year ended December 31, 2001, and $27,019 in the fiscal year ended
December 31, 2000. In addition, Ness has incurred significant operating losses:
$3,513,415 in fiscal 2001, $1,544,802 in fiscal 2000. At December 31, 2001, Ness had an accumulated deficit of $8,440,379 since re-entering development stage on
January 1, 1998. Ness anticipates that it will incur substantial operating expenses in connection with the exploration of oil and gas, and expects these expenses to result in continuing and significant losses until such time as Ness is able to achieve adequate revenue levels. There can be no assurance Ness will be able to significantly increase revenues or achieve profitable operations and without capital Ness may not be able to continue.

Needed Financing May Be Unavailable or Too Costly.

    Ness does not have sufficient funds to undertake its currently planned exploration and development activities through fiscal 2002. Therefore, Ness requires substantial funds of a minimum of $10,000,000 in order to conduct these activities. Ness intends to seek these funds from the investment agreement with the investor, Dutchess Private Equities Fund, L.P. (the Selling Shareholder in
this offering), as well as from other sources, but no assurance exists Ness will acquire sufficent proceeds. Adequate financing may not be available or on terms acceptable to Ness. If sufficient capital is not available, or available at prohibitive cost, Ness may be required to delay, reduce the scope of, eliminate or divest one or more of its discovery, research or development programs, any of which could have a material adverse effect on Ness's business, financial condition and results of operations.

 Going Concern Caution in Audited Financial Statements Could Affect Ability
of Ness to Attract Financing and Develop Business.

    The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since Ness is in the development stage, it has limited capital resources, insignificant revenue and a loss from operations. The appropriateness of using the going concern basis is dependent upon Ness's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Shares Issued to Dutchess May Result in Dilution to Other Shareholders.

    Under the investment agreement between Ness and the investor, the number of shares of common stock to be issued for draws under this agreement will increase if the market price of the shares falls as the shares are being issued at 96% of the market price at the time of each draw. The more shares which are issued under this agreement, the greater the dilution to existing shareholders of Ness.

Future Operations in Israel Are Subject to Numerous Risks.

    If Ness Energy International, Inc., is successful in establishing oil development activities in Israel, it would be at risk . We may experience adverse consequences due to inflation, high interest rates and social unrest, which could adversely affect our operations and performance. Economic instability may encompass unstable price levels such as inflation, unstable interest levels or rates, such as fluctuation of capital, and social unrest that could adversely affect our operations and performance. Instability may result from or lead to military confrontation, and terrorism which could adversely affect our operations and performance. We do not possess political risk, terrorism, or other insurance to protect against business interruption or other losses. Israel's physical security and integrity have been at risk since
Israel's inception as a modern nation. There is no formal peace between Israel and nations and groups which threaten it. Therefore, to the extent that we have operations in Israel, we are at risk. We cannot provide any assurance that future developments in Israel will not generally have an adverse effect on our financial condition.

Shares Issued to Dutchess May Have a Depressive Effect on the Market Price
of the Stock.

    Under the investment agreement between Ness and the investor, when shares are issued under each put or draw this may have an affect on the market price of the stock if such shares are sold into the market over a short period of time.
Since Ness will be taking draws when it is in financial need, it will already be vulnerable to downturns in the market price of the shares.

Exploration May Not Result in Recoverable Oil and Gas.

    Ness does not have oil or gas reserves. There can be no assurance exploration undertaken by Ness will result in the discovery of oil and gas, and the operation of a profitable business. Further, if oil and/or gas is discovered, it may not be readily recoverable due to geophysical or similar barriers. If Ness does not discover oil or gas or is not able to develop the discoveries, Ness's business could be adversely affected.

Competition May Affect the Ability of Ness to Attract and Retain Customers.

    Ness may experience substantial competition in its efforts to locate and attract customers for its products. Many competitors in Ness's field have greater experience, resources, and managerial capabilities than Ness and may be in a better position than Ness to attract such customers. There are a number of larger companies which may directly compete with Ness. Such competition could have a material adverse effect on Ness' profitability or viability, especially if Ness can't compete effectively or if it experiences any pricing pressures, reduced margins or loss of market share resulting from competition.

Influence of Other External Factors May Affect Ness's Ability to Survive.

    The oil and gas industry in general is a speculative venture necessarily involving substantial risk. There is no certainty any expenditures by Ness will result in a commercially profitable business especially since business results will be affected by numerous factors beyond the control of Ness. These factors include market fluctuations, and the general state of the economy (including the rate of inflation and local economic conditions), and events in the Middle East.
The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Ness not receiving an adequate, or any, return on expenditures.

Control by Officers and Directors of Ness May Override Wishes of Other Stockholders.

    Ness's officers and directors beneficially own approximately 41% of the outstanding shares of Ness's common stock and the President is owed a substantial amount of money for loans made to Ness As a result, such persons, acting together, have the ability to exercise significant influence over Ness matters including those requiring stockholder approval. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control these voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of Ness to the exclusion of the wishes of the remaining shareholders.

Loss of Current Management Could Have Adverse Impact on Business and Prospects
for Ness.

    Future success of Ness, to a material extent, will depend on the Directors and officers of Ness. Ness is dependent upon a relatively small number of management personnel and key employees and the loss of any of these management personnel and employees could have an adverse effect on Ness. Competition for qualified employees is intense, and the ability to retain and attract qualified individuals is critical to the success of Ness. Currently, none of such management personnel has an employment agreement with Ness. Therefore, there can be no assurance that Ness will be able to attract and retain such individuals currently or in the future on acceptable terms, or at all. In addition, Ness does not maintain "key person" life insurance on any officer, employee or consultant of Ness. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of the management of Ness to the officers and directors.

Rapid Growth of Company Could Adversely Affect Ness.

    Any future rapid growth, if any, may cause a significant strain on management, operational, financial and other resources. Ness's ability to manage its growth effectively will require it to implement and improve its operational, financial, and management information systems and to expand, train, manage and motivate its employees. These demands may require the addition of new management personnel and the development of additional expertise by management. Any increase in demand for research, product development and marketing and sales efforts without a corresponding increase in Ness's operational, financial, manufacturing and management information systems could have a material adverse effect on Ness's business, financial condition, and results of operations.

Limitations on Liability, and Indemnification, of Directors and Officers May
Result in Financial Outlays by Ness.

    Ness is involved in a speculative often hazardous business, which can result in suits and claims. Although the articles of incorporation do not provide for indemnification of officer or directors of Ness, future bylaws of Ness and the
Washington Revised Statutes may provide for permissive indemnification of officers and directors and Ness may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by
Ness in covering any liability of such persons or in indemnifying them.

Other Management Interests May Affect Performance.

    The president/director of Ness, Mr. Hayseed Stephens, has other business interests to which he devotes time. This includes the operation of Hayseed
Stephens Oil, Inc., Ness of Texas, Inc., and Hesed Energy International, Inc.,
all private companies which are controlled by Mr. Stephens. As a result, certain conflicts of interest, or competing demands for time, may arise between Ness and this director which might not be susceptible to resolution. Any potential conflicts of interest will be resolved through exercise by the directors of such judgment as is consistent with their fiduciary duties to Ness. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of Ness, any proposed investment for its evaluation.

Lack of Cumulative Voting Will Affect a Shareholder's Ability to Make Corporate
Decisions.

    Holders of the shares are only entitled to accumulate their votes for the election of Directors and not on any other matter. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to make corporate decisions, and the minority shareholders will not be able to oppose such actions.

Absence of Cash Dividends May Affect a Shareholder's Return on Investment.

    Investors may receive little or no dividends. The board of directors has not directed the payment of any dividends, and does not anticipate payingdividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of Ness's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Ness, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Risk of Low Priced Securities May Affect the Liquidity of Company's Stock.

    Ness's common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny
Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks sometimes limit the ability of broker-dealers to sell Ness's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

Limited Public Market for Ness's Securities, and Energy Company Market Price
Volatility May Limit Ability to Liquidate the Shares.

    Prior to this offering, there has been only a limited public market for the shares of common stock being offered. There can be no assurance that a sufficient active trading market will develop so purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial purchase prices. The market prices for the securities of energy companies have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The market price of the shares may be affected significantly by factors such as announcements by Ness or its competitors, variations in Ness's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Failure to Maintain Market Makers by Company Could Affect the Stock's Liquidity.

    If Ness is unable to maintain at least one National Association of Securities
Dealers, Inc. member broker/dealers as a market maker, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance Ness will be able to maintain market makers.

Shares Eligible For Future Sale.

    All of the shares of common stock which are currently held, directly or indirectly, by management are restricted securities. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule
144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Ness (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of securities being offered by this prospectus. We are registering the shares for sale to provide the Selling
Shareholder with freely tradable securities, but the registration of these shares does not necessarily mean that any of these shares will be offered or sold by the Selling Shareholder. However, we may receive up to $20,000,000 in proceeds under our investment agreement with the Selling Shareholder. These proceeds will be used to develop our business (for an estimate of use, please see Management's Discussion and Analysis of Financial Condition and Result of
Operations).

    We have not declared any dividends on our common stock in the past two fiscal years and do not contemplate paying cash dividends for the foreseeable future, but instead will retain any earnings to fund our growth and research and testing.

                            SELLING SECURITY HOLDERS

General

    This Prospectus relates to the offering, by a certain investor (the Selling
Shareholder: Dutchess Private Equities Fund, L.P) investing in our Company, of an estimated 50,000,000 shares issuable in connection with a $20,000,000 investment agreement with this investor, Dutchess Private Equities Fund, L.P.
This number is an estimate and will change depending upon the trading price of our stock in relation to each purchase. As to the agreement, the parties agreed that at no time shall shares be purchased or issued to the investor if such shares would, in consideration of any ownership of the investor, cause the investor to obtain an ownership interest in excess of 9.0%.

                           OWNERSHIP OF SHARES             OWNERSHIP OF SHARES
                             OF COMMON STOCK                 OF COMMON STOCK
                          PRIOR TO OFFERING (1) (2)       AFTER OFFERING (1) (2)

SELLING SHAREHOLDER (3)              SHARES   PERCENTAGE    SHARES    PERCENTAGE

Dutchess Private Equities Fund, L.P.     0        0%      50,000,000    45.8%
c/o  Douglas H. Leighton
312 Stuart, 3rd Floor
Boston, MA 02116
-----------------------------------------

(1) The percentages are approximates and are rounded  for  presentation.

(2) Assumes the registration and sale of a total of 50,000,000 shares total.
    Given the number of shares that may be issued under the investment agreement depends on various factors including the then market price, we can only estimate the number of shares and ownership percentage following the Offering. This is the number included in this offering, though not currently owned by the Selling
    Shareholder. This figure is subject to both market conditions and an agreement by the Selling Shareholder not to exceed 9.0% ownership; either or both conditions could result in less than this amount being owned or sold by the
    Selling Shareholder. After the offering it is anticipated that the Selling
    Shareholder may own and/or sell these shares, but the Selling Shareholder may own and/or sell less than this amount. We cannot estimate, with complete accuracy, how many shares the Selling Shareholder will have or will sell but assuming 50,000,000 shares are purchased and held by the investor, then the percentage of ownership is based upon total estimated issued shares at that time, which would be approximately 109,083,545.

(3) The principals of Dutchess Private Equities Fund, L.P. are as follows: the general partner is Dutchess Capital Management, LLC and the principals and managing members of the general partner that have decision making authority are
    Michael A Novielli and Douglas H. Leighton.

    50,000,000 shares of common stock of Ness are being registered in this offering under an investment agreement between Dutchess Private Equities Fund, L.P., the
Selling Shareholder, and Ness, which is a completed private offering. The number of shares outstanding prior to the offering: approximately 59,083,545. Shares to be outstanding after this offering, assuming all of the shares offered under this prospectus are purchased under the investment agreement: approximately
109,083,545.

    Under the investment agreement, Dutchess Private Equities Fund, L.P. agrees to invest up to $20,000,000 to purchase Ness's common stock. Such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (sometimes 1933 Act), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder.

    Contemporaneously with the execution the agreement, the parties executed a registration rights agreement pursuant to which Ness agreed to provide certain registration rights under the 1933 Act, and applicable state securities laws, with respect to the shares purchase under the investment agreement.

    Under the investment agreement, over a 36 month period from the effective date of the related registration statement, Ness may exercise a put by the delivery of a put purchase notice to Dutchess Private Equities Fund, L.P. The number of shares that Dutchess Private Equities Fund, L.P. will receive under each put will be determined by dividing the amount specified in the put purchase notice by the purchase price determined during the valuation period; provided, however, that the put purchase notice may be cancelled during the valuation period, in
Ness's sole discretion, by sending written notice to Dutchess Private Equities
Fund, L.P. if the market price during the valuation period falls below the minimum acceptable price, which is 75% of the volume weighted average price of the common stock for the 15 trading days prior to the put notice date. Ness shall still be responsible however, for issuing that number of shares of common stock that were sold by Dutchess Private Equities Fund, L.P. through and including the end of the trading day the written cancellation notice is deemed received by Dutchess Private Equities Fund, L.P. The volume weighted average price shall be as reported by Bloomberg Financial Markets, or if not available through Bloomberg because of delisting, then the average of the bid prices of any market makers for Ness's common stock as reported in the "pink sheets" by the Pink Sheets LLC.

    The purchase price under this investment agreement is 96% of the average of the
3 lowest closing bid prices of the Ness's common stock during the 5 trading days of the specified pricing period, which is the period beginning on the put notice date and ending on and including the date which is 5 trading days after such put notice date. The amount for each put shall be not less than the lesser of the following:

        o 15%, or up to 20% in Ness's sole discretion pursuant to written notice, of the aggregate daily U.S. trading volume (excluding block trades of
          50,000 or more) during the applicable pricing period times (x) 96% of the average of the 3 lowest closing bid prices of Ness's common stock during the specified pricing period; or

        o the put amount set forth in the put notice, but only if the shares bear no restrictive legend, are not subject to stop transfer instructions and are being held in escrow, pursuant to Section 2(h), prior to the applicable closing date.

    The put amount means, with respect to any single put notice, 200% of the average daily volume for the 20 trading days prior to the applicable put notice date multiplied by the average of the three closing bid prices immediately  preceding the put notice date, but in no event less than $15,000.

   In summary,

        a. prior to each closing date, Ness shall:

                o deliver to the escrow agent pursuant to the escrow agreement certificates representing the shares of common stock to be issued to Dutchess Private Equities Fund, L.P. on such date and registered in the name of Dutchess Private Equities Fund, L.P. or deposit such shares into the account(s) designated by Dutchess Private Equities
                  Fund, L.P. for its benefit, and

                o Dutchess Private Equities Fund, L.P. shall deliver to the escrow agent the purchase price to be paid for such shares, after receipt of confirmation of delivery of such Shares, by wire transfer.

        b. Since Dutchess Private Equities Fund, L.P. will be purchasing shares from
           Ness at a price equal to 96% of the market price on the put date, it is an underwriter.

        c. Ness has agreed to pay Dutchess Advisors Ltd. an amount in cash for the advisory services being rendered under the investment agreement. The directors and principals of Dutchess Advisors, Ltd. that have decision making authority are Michael A. Novielli and Douglas H. Leighton. On
           each closing date, which is the date which is the eighth trading day following the put notice date, Ness is to pay Dutchess Advisors Ltd.
           an amount equal to 3% of the purchase amount being paid by Dutchess
           Private Equities Fund, L.P., which amount is to be deducted from the purchase amount by the escrow agent and paid directly to Dutchess
           Advisors Ltd. In addition, Ness has agreed to pay Dutchess Private Equities
           Fund, L.P.'s counsel, who will also act as the escrow agent under the investment agreement, $15,000 for document preparation and review of the registration statement, and pay this counsel as the escrow agent for escrow services pursuant to a separate escrow agreement.

        d. It is the intention of the parties that interest that may be payable under the agreement but shall not exceed the maximum amount permitted under any applicable law.

        e. Following the investor's receipt of a Put Notice, the investor shall be required to purchase from the Company, during the related Pricing Period, that number of Shares having an aggregate Purchase Price equal to the lesser of (i) fifteen percent (15%), or up to twenty percent (20%) in the Company's sole discretion and pursuant to written notice, of the aggregate daily U.S. trading volume [excluding block trades of fifty thousand (50,000) shares or more] during the applicable Pricing Period times (x) ninety-six percent (96%) of the average of the three (3) lowest closing bid prices of the Company's Common Stock during the specified
           Pricing Period or (ii) the Put Amount set forth in the Put Notice.

        f. Notwithstanding anything to the contrary in the agreement, in no event shall the investor be required to purchase, and the Company shall in no event sell to the investor, that number of Shares, which when added to the sum of the number of Shares beneficially owned [as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange
           Act of 1934, as may be amended (the "1934 ACT")], by the Investor, would exceed nine percent (9.0%) of the number of Shares outstanding on the Put Notice Date for such Pricing Period, as determined in accordance with Rule 13d-1(j) under the 1934 Act.

        g. The agreement is subject to strict limited termination provisions but for the benefit of the Company, the Company may terminate the agreement at any time during the term, but must honor any pending put.

        h. Under a separate registration rights agreement, Ness has agreed to prepare, and, as soon as practicable, file with the SEC a registration statement on Form SB-2 covering the resale of all of the registrable securities under the investment agreement. Ness has agreed to use its best efforts to have the registration statement filed with the SEC within
           15 days after the date of the investment agreement, and declared effective by the SEC within 90 days after the date of this agreement.

                              PLAN OF DISTRIBUTION

Registration under this Offering.

    50,000,000 shares of common stock of Ness are being registered in this offering under an investment agreement between Dutchess Private Equities Fund, L.P., the
Selling Shareholder, and Ness, which is a completed private offering. The number of shares outstanding prior to the offering: approximately 59,083,545. Shares to be outstanding after this offering, assuming all of the shares offered under this prospectus are purchased under the investment agreement: approximately
109,083,545.

    Notwithstanding anything to the contrary in the agreement, in no event shall the investor be required to purchase, and the Company shall in no event sell to the investor, that number of Shares, which when added to the sum of the number of
Shares beneficially owned [as such term is defined under Section 13(d) and Rule
13d-3 of the Securities Exchange Act of 1934, as may be amended (the "1934
ACT")], by the Investor, would exceed nine percent (9.0%) of the number of
Shares outstanding on the Put Notice Date for such Pricing Period, as determined in accordance with Rule 13d-1(j) under the 1934 Act.

Offering Being Made By Selling Shareholder

    The common stock offered by this prospectus is being offered by the Selling
Shareholder, Dutchess Private Equities Fund, L.P. The common stock may be sold or distributed from time to time by the Selling Shareholder, or by donees or transferees of, or other successors in interests to, the Selling Shareholder, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

        - - ordinary brokers' transactions;

        - - transactions involving cross or block trades or otherwise on the Nasdaq
            Bulletin Board;

        - - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

        - - "at  the market" to or through market makers or into an existing market for the common stock;

        - - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

        - - in privately negotiated transactions; or

        - - any combination of the foregoing.

    In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.
In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.
Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commission.

    The Selling Shareholder is deemed an "underwriter" within the meaning of the
Securities Act of 1933, as amended, in connection with the sale of common stock pursuant to the investment agreement. Any broker-dealers who act in connection with the sale of the shares hereunder are "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the
Securities Act.

    Neither we nor the Selling Shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholder and any other required information.

    We will pay the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. Our Company has also agreed to indemnify the Selling
Shareholder against specified liabilities, including liabilities under the
Securities Act. Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of our Company, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of
1933, as amended, and is therefore, unenforceable.

    We have advised the Selling Shareholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the Selling
Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.
Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

Opportunity to Make Inquiries.

    Ness will make available to Dutchess Private Equities Fund, L.P., prior to any issuance of the shares, the opportunity to ask questions and receive answers from Ness concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that Ness possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

    Dutchess Private Equities Fund, L.P. must complete, execute, acknowledge, and deliver to Ness certain documents. By executing these documents, this firm will be agreeing that it will be a shareholder in Ness and will be otherwise bound by the articles of incorporation and the bylaws of Ness in the form attached to this prospectus.

                               LEGAL PROCEEDINGS

    Other than as set forth below, our Company is not a party to any material pending legal proceedings and, to the best of our knowledge, no such action by or against the Ness has been threatened.

    In July 2000, a complaint was filed in District Court of Ector County, Texas demanding payment of a $325,000 commission on the purchase of an Ideco 3000 drilling rig by the Registrant from Interfab, Ltd. (Cho-Taw, Inc., Bob Hawk dba
Bob Hawk & Associates, and Lynne E. Thomas v. Ness Energy International, Inc.
and Interfab, Ltd., Case No. 00-1018-JTM). Ness denies all liability whatsoever to plaintiff and is contesting this matter vigorously. Answers have been filed and discovery is underway. Management cannot take any position at this time as to the likely outcome of the matter.

    In December 2000, the Registrant was included in an action filed in the U.S.
District for the Southern District of Texas demanding the return of a $200,000 investment in common stock in related company, Hesed and other compensation
(Curry Glassell Roberts v. Ness Energy International, Inc., et al., Case No.
00-1018-JTM). A tentative settlement has been reached whereby the Registrant will use its common stock valued at $240,000 to resolve this matter and apply that amount against the payable to Hesed.

In October 2001, a complaint was filed in the District Court of Harris County,
Texas demanding relief from the Registrant's refusal to allow the restriction be removed from 1,000,000 shares of its common stock and other damages. (Petty
International Development Corporation (PIDC) vs Ness Energy International and
Fidelity Transfer Company, Case No. 2001-46741). The Registrant filed a counter claim and received a Temporary Restraining Order ------- against PIDC. In April 2002, a settlement was reached whereby Ness agreed to release 275,000 shares and PIDC would return 725,000 shares to the transfer agent.

                         DIRECTORS, EXECUTIVE OFFICERS,
                         PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers.

    The names, ages, and respective positions of the directors and executive officers of the Registrant are set forth below. The Directors named below will serve until the next annual meeting of the Registrant's stockholders or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Registrant's affairs. There are no legal proceedings involving the officers and directors of the Registrant. Mr. Stephens and Mrs. Stephens are husband and wife; there are no other family relationships between the directors and officers.

New directors and officers were appointed on December 22, 1997 when change of control occurred. The new president is Harold (Hayseed) Stephens and the
Secretary/Treasurer is his wife, Mary Gene Stephens. At the Annual Meeting held
December 1, 2000 the shareholders elected Richard Nash as a Director. On April
1, 2000, Bob Lee was appointed Chief Financial Officer. Mark Bassham was appointed as a Director on April 1, 2000.

        (a) Harold "Hayseed" Stephens,  President/Director.

        Mr. Stephens, age 63, has over forty years' experience in oil and gas exploration. He graduated from Hardin Simmons University in 1961 with a bachelor of science degree. He played professional football for the New
        York Titans before returning to Texas to enter the oil business. He founded
        Hayseed Stephens Oil, Inc. on August 15, 1983, as controlling shareholder to conduct domestic oil and gas operations in Texas and Oklahoma. Mr. Stephens also incorporated Ness of Texas in November, 1998, and Hesed Energy
        International, Inc. in October, 1993, both private companies, to conduct domestic oil and gas explorations. He remains majority and controlling shareholder of both. In the 1984-1985 period, Mr. Stephens leased 400,000 acres at the Dead Sea in Israel. He was a 25% working interest owner along with Israeli partners Paz Group P.O.E.C., Seismic Oil Corporation, and
        Israel National Oil Company in a $50 million drilling project.
        Mr. Stephens was elected chairman of the technical committee by the partners.
        The well was capped after the drill bit twisted off at 5858', and crude oil plunged to $8.50 per barrel.

        (b) Mary  Gene  Stephens,  Secretary/Treasurer.

        Mrs. Stephens, age 62, has been involved in office administration and day to day bookkeeping andcorrespondence for Hayseed Stephens Oil, Inc. and the
        Registrant for the past fifteen years. Mrs. Stephens has also been involved in preparing drilling proposals and joint interest billing and income distribution.

        (c) Richard W. Nash,  Director.

        Mr. Nash, age 57, received a Bachelor of Science degree in 1970 from East
        Texas State University. He earned a masters of education degree from the same institution in 1971. In 1980, Mr. Nash was awarded a doctor of education degree from Texas A&M University - Commerce. Mr. Nash has been pastor of the Victory Temple Church in Enloe, Texas since 1988. Victory Temple is associated with The Living Way Ministries, Willow Park, Texas. During the
        past five years, Mr. Nash, who is retired from school administration, has assisted Mr. Stephens in his ministry in South Africa, as well as in Israel.
        From 1980 to 1994, Dr. Nash was Assistant Superintendent of Prairieland
        Integrated School District until his retirement.

        (d) Mark L. Bassham,  Director.

        Mark Bassham, age 42 is a veteran Texas peace officer with eighteen years'
        experience and is also a minister of the gospel. He holds the distinction of being the youngest person ever to be elected to the position of local county sheriff, in Hopkins County, where he served until 1990, before being commissioned by the Texas Department of Public Safety as a Special Texas
        Ranger. In 1990, Mr. Bassham then joined the Texas and Southwestern Cattle
        Raisers' Association as an investigator. Assigned to a twelve county District in Northeast Texas, he investigates all types of agricultural crimes. As
        Associate Pastor at Victory Temple Church in Enloe, Texas he heads the church's cattle project with Canaan Land Restoration of Israel, Inc.
        This project will aid the State of Israel in establishing a beef cattle industry in the Holy Land.

        (e) Robert E. Lee, Jr., Chief  Financial  Officer/Controller.

        Mr. Lee, age 60, received his bachelor of science degree in accounting from Northwestern Louisiana State University in 1965. He began his career in the energy industry in July 1965, when he was employed by Tenneco.
        He moved to Charter International Petroleum in late 1966 and joined Amerada
        Hess Corporation, a fully integrated petroleum company, as accounting supervisor in 1971. He transferred to Hess Oil Virgin Islands Corporation in 1976 as Operations Accounting Manager. In 1978, he became Controller of Independent Refining Company until August 1981, when he joined Pride
        Refining Registrant (later changed to Pride Companies, L.P.) where he served as division controller and corporate controller in 1995 until
        October 31, 1999. Mr. Lee joined Ness Energy International, Inc. in November
        1999 as Controller. He was promoted to Chief Financial Officer in April, 2000.

                                       10

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of shares of the Registrant's common stock as of July 1, 2002 (approximately
59,083,545 issued and outstanding) by (i) all stockholders known to the
Registrant to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors and executive officers of the Registrant, individually and as a group:

---------------------- -------------------------------------- --------------------------------- ------------------------
    Title of Class     Name and Address of Beneficial Owner    Amount of Beneficial Ownership       Percent of Class
         (1)                           (2)                                 (3)                            (4)

---------------------- -------------------------------------- --------------------------------- ------------------------
---------------------- -------------------------------------- --------------------------------- ------------------------
                           Hayseed Stephens, 4201 East
       Common           Interstate 20, Willow Park, Texas              24,417,707                       41.32%
        Stock                         76087
---------------------- -------------------------------------- --------------------------------- ------------------------
---------------------- -------------------------------------- --------------------------------- ------------------------
    Common Stock           Mary Gene Stephens, 4201 East
                         Interstate 20, Willow Park, Texas                      0                        0.00%
                                       76087
---------------------- -------------------------------------- --------------------------------- ------------------------
---------------------- -------------------------------------- --------------------------------- ------------------------
    Common Stock         Bob Lee, 4201 East Interstate 20,
                             Willow Park, Texas 76087                      78,950                        0.13%

---------------------- -------------------------------------- --------------------------------- ------------------------
---------------------- -------------------------------------- --------------------------------- ------------------------
    Common Stock        Richard Nash, 4201 East Interstate
                           20, Willow Park, Texas 76087                    10,000                        0.02%
---------------------- -------------------------------------- --------------------------------- ------------------------
---------------------- -------------------------------------- --------------------------------- ------------------------
       Common               Mark L. Bassham, 4201 East
        Stock            Interstate 20, Willow Park, Texas                 10,000                        0.02%
                                       76087
---------------------- -------------------------------------- --------------------------------- ------------------------
---------------------- -------------------------------------- --------------------------------- ------------------------
    Common Stock            Shares of all directors and
                         executive officers as a group                 24,516,657                       41.49%
                                   (5  persons)
---------------------- -------------------------------------- --------------------------------- ------------------------

(1) Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(3) The share holdings include approximately 11,585,200 held in the name of
    Hayseed Stephens Oil, Inc., which is controlled by Hayseed Stephens and Mary
    Gene Stephens.

(4) Mary Gene Stephens is the wife of Hayseed Stephens. She does not own any shares in her individual name.

                                       11

                            DESCRIPTION OF SECURITIES

Securities.

    o Common Stock

    The securities being offered are shares of common stock. The authorized capital of Ness consists of 200,000,000 shares of common stock, no par value per share.
The holders of common stock:

        o have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of Ness;

        o are entitled to share ratably in all of the assets of Ness available for distribution upon winding up of the affairs of Ness; and

        o are entitled to one cumulative vote per share on elections of directors, but no other matters on which shareholders may vote at all meetings of shareholders.

The shares of common stock do not have any of the following rights:

        o special voting rights;

        o preference as to dividends or interest;

        o preemptive rights to purchase in new issues of Shares;

        o preference upon liquidation; or

        o any other special rights or preferences.

    In addition, the shares of common stock are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. At July 1, 2002, Ness had approximately 59,083,545 shares of common stock issued and outstanding.

 o Preferred Stock and Anti-Takeover Provisions

    The authorized capital stock of Ness also consists of 10,000,000 preferred shares, no par value per share. Currently, there are no preferred shares issued and outstanding. The Board of Ness has the ability to direct shares to be issued with certain provisions that will entrench Management, often called anti-takeover provisions, and the law of the state of incorporation also has provisions which may apply with the same or similar effect.

Dividends.

    Ness does not currently intend to pay cash dividends. Ness's proposed dividend policy is to make distributions of its revenues to its stockholders when Ness's board of directors deems such distributions appropriate. Because Ness does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Ness. A distribution of revenues will be made only when, in the judgment of Ness's board of directors, it is in the best interest of Ness's stockholders to do so.

Transfer Agent.

    Ness has engaged the services of Fidelity Transfer Company, 1800 Southwest
Temple, Suite 301, Salt Lake City, Utah 84115, to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitation of Liability.

    Neither the articles of incorporation nor the bylaws contain any provisions with regard to a limitation of liability of the directors or officers of Ness.

Indemnification.

 o Articles of Incorporation.

    The articles of incorporation of Ness provide the following with respect to indemnification:

    "FOURTEENTH: Without limiting the general or implied powers of the Board of
Directors, such Board shall be authorized to adopt By-Laws expressly indemnifying Directors against claims made against them for and on account of their acts as directors, which indemnification, shall be upon such terms and conditions as determined by the Board, subject to any limitations imposed by statute."

The bylaws of Ness do not have any provisions with regard to indemnification.

                                       12

 o Revised Code of Washington.

    The laws of the State of Washington, which is the state of incorporation of
Ness, provide for indemnification under certain circumstances, as follows.

RCW 23B.08.510. Authority to indemnify.

        (1) Except as provided in subsection (4) of this section, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

                (a) The individual acted in good faith; and

                (b) The individual reasonably believed:

                        (i) In the case of conduct in the individual's official
                            capacity with the corporation, that the individual's
                            conduct was in its best interests; and

                        (ii) In all other cases, that the individual's conduct was at least not opposed to its best interests; and

                (c) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

        (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)(ii) of this section.

        (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

        (4) A corporation may not indemnify a director under this section:

                (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                (b) In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

        (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

                                       13

RCW 23B.08.520. Mandatory indemnification.

Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

RCW 23B.08.530. Advance for expenses.

        (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                (a) The director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in RCW 23B.08.510; and

                (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

        (2) The undertaking required by subsection (1)(b) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

        (3) Authorization of payments under this section may be made by provision in the articles of incorporation or bylaws, by resolution adopted by the shareholders or board of directors, or by contract.

RCW 23B.08.550. Determination and authorization of indemnification.

        (1) A corporation may not indemnify a director under RCW 23B.08.510 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in RCW 23B.08.510.

        (2) The determination shall be made:

                (a) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the
                    proceeding;

                (b) If a quorum cannot be obtained under (a) of this subsection, by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

                (c) By special legal counsel:

                        (i) Selected by the board of directors or its committee
                            in the manner prescribed in (a) or (b) of this
                            subsection; or

                        (ii) If a quorum of the board of directors cannot be
                             obtained under (a) of this subsection and a committee
                             cannot be designated under (b) of this subsection,
                             selected by majority vote of the full board of
                             directors, in which selection directors who are
                             parties may participate; or

                (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the
                    proceeding may not be voted on the determination.

        (3) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (2)(c) of this section to select counsel.

RCW 23B.08.570. Indemnification of officers, employees, and agents.

Unless a corporation's articles of incorporation provide otherwise:

        (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered same extent as a director;

        (2) The corporation may indemnify and advance expenses under
            RCW 23B.08.510 through 23B.08.560 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

        (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

RCW 23B.08.560. Shareholder authorized indemnification and advancement of expenses.

        (1) If authorized by the articles of incorporation, a bylaw adopted or ratified by the shareholders, or a resolution adopted or ratified, before or after the event, by the shareholders, a corporation shall have power to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations in
            RCW 23B.08.510 through 23B.08.550, provided that no such indemnity shall indemnify any director from or on account of:

                (a) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

                (b) Conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or

                (c) Any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

        (2) Unless the articles of incorporation, or a bylaw or resolution adopted or ratified by the shareholders, provide otherwise, any determination as to any indemnity or advance of expenses under subsection (1) of this section shall made in accordance with RCW 23B.08.550.

RCW 23B.08.580. Insurance.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual  against the same  liability  under RCW 23B.08.510 or 23B.08.520.

Undertaking.

Ness undertakes the following:

    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S.
Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

The names of the officers and directors are disclosed elsewhere in this Form SB-2.
None of these individuals, as promoters, have received anything of value from Ness in such capacity.

                                       14

                             DESCRIPTION OF BUSINESS

Past Business Development-Summary

    Ness Energy International, Inc. ("Company" or "Ness") was originally incorporated under the laws of Washington on March 1, 1979 as Kit Karson Corporation. Ness's
office is located at 4201 I-20 East Service Road, Willow Park, Texas, 76087.
During the period of January 1, 1985 through September 30, 1997, the Company was inactive.

    On October 8, 1997 an agreement was made to revive our Company by issuing
14,150,000 shares of stock to Harold (Hayseed) Stephens for certain oil and gas properties located in Parker County, Texas. On December 22, 1997, Mr. Stephens
became president of the Company with the fulfillment of the agreement.

    After Ness became current in its filings with the Securities and Exchange
Commission, the Company began trading on January 23, 1998 on the Over the Counter
Bulletin Board. On March 6, 1998, Ness held its annual meeting to ratify the selection of auditors, elect new directors, increase the authorized shares from
50,000,000 to 200,000,000 shares plus authorized 10,000,000 Preferred Shares to the capitalization of the Company. The Company changed its name to Ness Energy
International, Inc. effective July 6, 1999.

Description of Business

    General

    Ness is pursuing the development of an oil and gas exploration and drilling business both domestically and in Israel. We do not have significant reserves and we are not currently drilling for oil or gas. We cannot guarantee we will be financially able to explore, locate, drill or recover oil or gas.

    Our country relies upon the importation of oil and gas, a material part of which is from the Mid East. Currently, as continuously announced by our government, the country is at war. Ness believes, in light of our nation being at war (with potential future disruptions in oil and gas exports from the Middle East to the
United States especially if the war is escalated in or around Middle Eastern countries), the business pursuit of the Company is strongly associated with the national interest of the discovery of new oil and gas reserves. Our pursuits are not sanctioned by the U.S. nor supported by the U.S., other than by our U.S.
shareholders, but is consistent with governmental direction that new oil and gas reserves are needed.

    This business pursuit is in need of substantial capital, not currently available, for exploration, drilling and related tasks. Even if capital was funded to Ness, there is no assurance that oil/gas will be located or that if located it can be recovered. Once located, drilling will be necessary, and often drilling is subject to conditions beyond the control of an oil company which could effect both the size and timing of recovery of oil and gas. Management is of the opinion that oil is indeed recoverable once focused exploration and drilling is undertaken, though there is no assurance this belief will prove correct. Management continues with a primary focus on potential oil and gas reserves in Israel.

    Israel Pursuits

    As to Israel, in the Spring of 1998, Hesed Energy International, Inc. ("Hesed")
an affiliate of the Company, which at that time was known as Ness Energy
International, Inc., entered into a contract with the Israel Oil Company. Under this contract, Hesed was entitled to acquire, subject to regulatory approvals in
Israel, drilling rights in part of the Dead Sea area in Israel. This was, subsequently, designated as the "Hesed License." In early fall of 1998, the necessary regulatory approvals in Israel were granted. While the Hesed License itself was granted to Israel Oil Company, the Israel Petroleum Commissioner
specifically approved this firm's assignment of the rights in over 95% of the license area to Hesed. The Israeli regulatory authority set an April 1, 2000 deadline for "spudding-in" a well within the Hesed License area; that date was subsequently extended to September 9, 2001 so additional funding arrangements can be put in place to allow the Company to acquire 45% of the working interest in the Hesed License. Hesed was unable to meet the deadline and lost the drilling rights. The Company is seeking to establish license or similar leasehold rights within the same geographical area. The Metzada License also naming Hesed had an
October 1, 2001 spud-in date requirement. On October 4, 2001 the Israel Petroleum
Commissioner notified Hesed that it had 60 days to spud in or loose the license.
This deadline was not met and Hesed lost the license on December 3, 2001. The
Company immediately made re-application to acquire this license. The Company has not been successful in acquiring these licenses, and has re-directed it's focus upon acquiring one or more licenses or leasehold rights in the same geographical area.

    The Company has been certified by the State of Israel as a Petroleum Works
Contractor, which would permit it, subject to various conditions including having the needed financing, to maintain exploration, drilling and related petroleum activities, and management continues to diligently search for capital to drill in
Israel and other locations. President and CEO Hayseed Stephens continues to travel to Israel approximately monthly in an effort to further the Company's commitment to continue its effort to explore and drill for oil and gas in Israel. Mr. Stephens devotion to Ness and its shareholders is evidenced by loans from his own company to our Company, Ness, to help fund working capital operations until alternative financing can be arranged for the more demanding exploration and drilling work.

    These preliminary exploration-related activities have not located oil or gas, and we make no representation or guarantee that we will.

    It is Management's opinion that, even though Israel contains much of the same type of hydrocarbon formations as the remainder of the productive Middle
Eastern countries, normally present as a pre-cursor to the detection of oil reserves, geo-politics has played a major role in the non-exploration of potential oil resources in Israel. More importantly, there is no evidence of commercial hydrocarbon productivity in the specific geographic area of our interest, though some evidence exists in the region. By 1980 twenty-two wells had been drilled, by others, in this region. Of these twenty-two wells, only seven are considered to be geologically viable and of the seven, only two are considered to be significant, valid test of geological premise. Since 1980, seventeen wells have been drilled and eleven of those have produced free oil. To the west of the Hesed area we are interested in, 18 million barrels of oil have been recovered from the Heletz Field.In the last ten years, more seismic, magnetic and gravity surveys have been run by third parties and though none conclusively confirm oil is present. Management is of the opinion that oil is indeed recoverable once focused exploration and drilling is undertaken, though there is no assurance this belief will prove correct.

    By contract, Ness has total access to all information collected by the Israel
Oil Company. This includes seismic line data and analysis, engineering reports, geological and geophysical surveys; also, from the drilling of test wells, well logs, drill stem tests, and well core hole cuttings were made available. Ness also has three geological and geophysical surveys completed and this new data has added significantly to our knowledge base. Management is of the opinion that oil is indeed recoverable once focused exploration and drilling is undertaken, though there is no assurance this belief will prove correct.

Domestic Pursuits

    Ness has a minimal, non-material business interest relating to oil/gas domestically, though it is not the result of Ness oil and gas exploration. The
Company's revenues for 2001 were derived solely from the gas wells on the Greenwood
Gas Field in which the Company holds a 25% working interest. Gross revenues from this interest for 2000 were $27,019 and $20,683 for 2001.

                                       15

Competition and Markets

    The oil and gas industry is highly competitive in all of its phases, with competition for favorable prospects being particularly intense. The Company believes that price, geological and geophysical skill and familiarity with an area of operations are the primary competitive factors in the acquisition of desirable leases and suitable prospects for oil and gas drilling operations. Ness may eventually compete with independent operators and occasionally major oil companies, and many have substantially greater technical and financial resources than the
Company.

    States, countries and other jurisdictions in which Ness plans or hopes to have operations regulate the exploration, development, production and prices on the sale of oil and gas. The Federal Power Commission regulates the sale of natural gas production sold in interstate commerce and the U.S. Government regulates the price on oil. Markets for, and value of, oil and gas discovered are dependent on such factors as regulation, including well spacing and production allowable, import quota competitive fuels, and proximity of pipelines and price-fixing by governments, all of which are beyond the control of the Company.

    Oil prices change often. On December 31, 2001, 40-degree oil (good gravity crude)
was selling for approximately $16.75 per barrel, compared to a December 31, 2000 figure of $23.75 per barrel. Prices also vary according to gravity. Natural gas prices on December 31, 2001 were $2.23 per MCF (thousand cubic feet) and were
$5.86 per MCF on December 31, 2000. Gravity and certain other terms are defined in the section below titled "Definitions."

Foreign Taxes and United States Tax Credits

    The Company's income is also subject to taxation under the United States
Internal Revenue Code of 1986, as amended ("Code"). The Code provides that a taxpayer may obtain a tax credit for certain taxes paid to a foreign country or may take a deduction for such taxes. A tax credit is generally more favorable than a deduction. The tax credit applicable to particular foreign income generally arises when such income is included in the Company's taxable income under the provisions of the Code. There are, however, substantial restrictions and limitations on the amount of the tax credit that can actually be claimed.

Other Regulations

    Oil and gas operations are and will be subject to federal, state and local laws and regulations and by political developments domestically, and similar laws and regulations overseas. The domestic production and sale of oil and gas are subject to federal regulation by the Department of Energy and the Federal Energy
Regulatory Commission. Rates of production of oil and gas have for many years been subject to federal and state conservation laws and regulations. In addition, oil and gas operations are subject to extensive federal and state regulations concerning exploration, development, production, transportation and pricing, and to interruption or termination by governmental authorities.

    In foreign countries, the Company may be subject to governmental restrictions on production, pricing and export controls. Furthermore regulations existing or imposed upon the Company at the time of its acquisition of properties may change to an unpredictable extent. The Company will have little or no control over the change of regulations or imposition of new regulations and restrictions by foreign governments, ex-appropriation or nationalization by foreign governments or the imposition of additional foreign taxes and partial foreign ownership requirements.

Definitions

    "Gravity" is a measure of the density of oil. As defined in the petroleum industry, a higher gravity corresponds to a lower density. Gravity of crude oils range from about 12 degrees (heavy oil) to 60 degrees (distillate or gasoline-like oil). Lower gravity oils are generally worth less, and they may require unconventional technology to produce.

    "Gross production" as used herein is defined as the total production of oil, gas, or natural gas liquids from a property or group of properties for any specified period of time.

    "Spudded in" means that drilling an oil or gas well has commenced.

    "Working interest" means all or a fractional part of the ownership rights granted by a concession or lease. The working interest, or a part thereof, pays all costs of operation and is entitled to the gross production less royalties retained by the grantor or lessor and less other royalties or non-operating interests created and assigned from the working interest.

Other Transaction

    Prior to March, 2000, Management of Ness, and Restaurant Teams International,
Inc. ("RTIN") were brought together to negotiate by an individual familiar with both companies with the belief that each could benefit from the other's business knowledge. This individual, Ms. Aquilla Nash (no relation to director Richard
Nash) a minister, became familiar with management of both companies through her ministry work which brought her into contact, and become familiar with, both the
Registrant and RTIN. As interest in each company grew, discussions were held between the Company's president, Hayseed Stephens, and a director, Richard Nash, and RTIN chairman Stan Swenson and CEO Curtis Swenson concerning an exchange of stock between the two companies.

    On March 22, 2000, the board of directors of Ness agreed to exchange $1,000,000 in company common stock (780,488 shares at $1.28 current market price) for
$1,000,000 in RTIN common stock (1,000,000 shares at then $1.00 current market price). Ness's board of directors believed this investment has growth potential, could in the long range be sold for a profit and improve the
Company's balance sheet without a cash outlay. This decision was based on historical information about this company which was presented to the board of directors by Mr. Stephens. The exchange took place with RTIN which then used the stock received from the company as a dividend to their shareholders.

    RTIN had an agreement to purchase a chain of restaurants however, part of their financing failed to perform and they were unable to complete the purchase.
That firm's stock value has continued to decline and the devaluation is reflected in the financial statements of the Company.

    In March 2000, Ness acquired 1,000,000 shares of RTNH common stock in exchange for approximately 780,000 Ness common shares. A 50 to 1 reverse stock split by RTNH occurred in December 2001, resulting in Ness owning 20,000 common stock of RTNH. From the disclosure in the RTNH SEC Form 10Q SB for 3/31/02, Ness estimates the current ownership of RTNH by Ness to equal approximately 0.56% of the disclosed outstanding common stock of RTNH.

   In the fourth quarter of 2001, RTIN re-emerged with a new business plan involving medical prescription technology and planned establishment of pharmacies that will service primarily pain management doctors and patients.
RTIN changed its name to RTIN Holdings, Inc. ("RTNH") and began trading again on the OTC Bulletin Board. RTNH owns two subsidiary divisions, Safe Med Systems,
Inc. and Safescript Pharmacies, Inc. Safe Med Systems is a medical communications/technology company that provides hand held prescription units loaded with patent-pending software and secure, broadband wireless technology.
Certain pain management drugs cannot be called into a pharmacy, for prescription, as they are controlled substances. These hand held units allow select doctors to write a prescription and transmit it to a receiver at
Safescript pharmacy. Safescript Pharmacies is the preferred retail pharmacy provider that specializes in filling prescriptions generated through the Safe
Med Systems technology. RTNH, through it's subsidiaries, plans to establish a system of pharmacies and acqiuire customers utilizing the technology. No assurance can be made of any future profit, or significant revenues, to RTNH or benefits to our company Ness from it's interest in RTNH, since the RTNH plans are subject to numerous risks and conditions apply. We have been advised by RTNH that the cost of developing the new business plans for their subsidiaries is estimated to be approximately $2,500,000 over the next 30 months.

                                       16

                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

    The following Management Discussion and Analysis should be read in conjunction with the financial statements and accompanying notes included in this Form SB-2.

Introduction
    Ness seeks to explore and drill for oil and gas in the U.S., focusing on
Texas, and overseas, focusing on Israel.The Company has been certified by the
State of Israel as a Petroleum Works Contractor, which would permit it, subject to various conditions including having the needed financing, to maintain exploration, drilling and related petroleum activities, and management continues to diligently search for capital to drill in Israel and other locations.
President and CEO Hayseed Stephens continues to travel to Israel approximately monthly in an effort to further the Company's primary commitment to continue its effort to explore and drill for oil and gas in Israel.

    In 2000, the Registrant contributed $85,970 for a geological and geophysical study on the Metzada area and $117,000 to a drilling contractor in Israel to establish a agreement to re-enter the Har Sedom #1 in the Hesed area. In
February 2001, a seismic study was begun. Ness engaged Leslie L. Greenfield,
Petroleum Exploration Consultant. Due to a lack of funds it could not be completed, but a report was prepared in July 2001, on certain reprocessed seismic lines and the interpretation of the existing seismic data, by Mr.
Greenfield, and the study will be continued once additional funds are available to Ness for further work needed. Ness paid $75,000 for the initial data and work performed in 2001. Plans are to continue the seismic study and integrate the data compiled in the above report as soon as approximately $300,000 is acquired to complete the study.

    These preliminary exploration-related activities have not located oil, and we make no representation or guarantee that we will.

    Management wishes to combine related companies, Hesed and Ness of Texas, into the Registrant as they have common ownership and common objectives with the
Registrant. The Registrant is discussing with financial and legal consultants the form and method of accomplishing this combination.

Results of Operations

        (a) Revenues

            Operating revenues for fiscal year ended December 31, 2000 were
            $27,019 on a production volume of 8,315 MCF of natural gas, with an operating loss of $1,528,442. Operating revenues for fiscal year ended
            December 31, 2001 were $20,683 on a production volume of 5,487 MCF of natural gas, with an operating loss of $2,411,372. The average price received for natural gas in 2001 was $3.77 per MCF, a 16% increase over the $3.25 per MCF received in 2000. The decrease of $6,336 in revenue is attributed to a 34% decrease in natural gas volume which is due to the natural decline in well reservoir pressure.

        (b) Costs and Expenses

            Costs and expenses directly relating to natural gas production for fiscal year ended December 31, 2001 decreased by $2,855 or 30% to
            $6,738 as compared to $9,593 for the year ended December 31, 2000.
            This was primarily due to lower gas volume and the lack of equipment failures during the year 2001.

            General and administrative costs in 2001 increased by 55% to $2,358,904 as compared to $1,523,173 in 2000. The higher expenses are the result of an increased effort by the Registrant to obtain financing to join in the drilling of wells in Israel and later in the year of 2001 to acquire drilling licenses directly from the State of Israel. The major areas of increased expenses were higher salary cost due to increased personnel, increased legal fees relating to an intended SB2 registration statement and establishing Ness as a petroleum works contractor in
            Israel, higher professional fees in searching for financing and increased travel expenses for numerous trips to Israel by President
            Hayseed Stephens.

        (c) Depreciation and Amortization

            Depreciation and amortization for the year ended December 31, 2001 was $66,413. This is substantially higher than the depreciation and amortization of $22,695 expensed in the year ended December 31, 2000 and is due to lease calculations that resulted in higher lease depletion expenses.

        (d) Net Loss

            The Registrant had a net loss for the year ended December 31, 2001 of
            $3,513,415 compared to net loss of $1,544,802 for the same period in
            2000, representing ($0.06) and ($0.03) per share respectively. The increased net loss of $1,968,613 is the combined result of a
            $1,000,000 write-off of an investment (See Note 3 to the financial statements), a $835,731 increase in general and administrative expenses, and increased interest expense on debt of $85,065. (See
            Note 4 to the financial statements).

        (e) Going Concern

            The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Registrant is in the development stage, it has limited capital resources, insignificant revenue and a loss from operations. The appropriateness of using the going concern basis is dependent upon the Registrant's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

            Management plans to raise capital through, including the investment agreement with the Selling Shareholder, the private placement of company stock, debt, and, eventually, through public offerings, and through the investment agreement with the Selling Shareholder.
            Management intends to use the proceeds from debt or any equity sales to further develop oil and gas reserves in the United States and in selected foreign countries. The Registrant believes that these actions will enable the Registrant to carry out its business plan and ultimately to achieve profitable operations.

Liquidity and Capital Resources

a. Revenue

   Revenue is limited to a small amount due to the low volume produced in the
Parker County gas wells which is discussed above. The Registrant received
$1,259,200 through the increase in debt (see Note 4 to the financial statements).
During 2001 Hayseed Stephens Oil Inc., wholly owned by Hayseed Stephens, has sold some of its Ness stock and loaned the entire proceeds to the Registrants to use for operations. During 2001, Hayseed Stephens Oil, Inc. sold 1,462,800 shares of its Ness common stock and loaned the $1,259,200 proceeds to the
Registant. The loan is reflected by a note and further terms include that the loan is unsecured for up to $2,000,000 of total potential loans which may be made to Ness, at an interest rate of prime plus 2%The Registrant is heavily dependent on (1) loans from Hayseed Stephens to meet operational requirements and (2) compensating for services through the issuance of stock until alternative financing can be arranged. The Registrant received services valued at $1,758,344 in 2001 and anticipates it will receive future services of
$515,829 in 2002 in exchange for 1,440,205 shares of its common stock and
547,236 shares to be issued subsequent to December 31, 2001. The Registrant received and, may continue to receive, these professional services from persons who are consultants, including lawyers, and engineers, and services from trained employees. Services include legal, budget advice and engineering and employee and other consulting services. Compensation was valued by dividing the cost
(arrived at by negotiations) of the service or agreement by the average stock price on the date of the agreement or date of issuance to arrive at the number of shares of stock.

 b. Capital

    The Registrant hopes, with no guarantee, to raise capital in 2002 through its investment agreement with the Selling Shareholder. The amount of cash proceeds, under the investment agreement with Dutchess Private Equities Fund, L.P., will depend on the offering price per share and the number of shares sold for cash.

c. Use of Proceeds

    The following table sets forth the intended use of the first $10,000,000 of proceeds from this offering (with three scenarios assuming 25%, 50%, and 100%
subscriptions of the shares for cash) and with Management reserving the right to apply any net proceeds beyond the first ten million for business purposes of our
Company:

                                       17

-------------------------- ----------------------- ------------------------ -----------------------
   Use of Proceeds (1)      Subscriptions of 25%    Subscriptions of 50%    Subscriptions of 100%
                                  of Total                of Total                 of Total
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
  Transfer Agent $1,000            0.04%                    0.02%                   0.01%
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
  Printing Costs $1,500            0.06%                    0.03%                   0.015%
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
   Legal Fees $25,000              1.00%                    0.50%                   0.25%
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
 Accounting Fees $5,000            0.20%                    0.10%                   0.05%
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
   Filing Fees $10,000             0.40%                    0.20%                   0.10%
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
     Geological and
       Geophysical                12.00%                    6.00%                   3.00%
        $300,000
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
      Purchase Rig                80.00%                   40.00%                   20.00%
       $2,000,000

Refurbishing of drilling           0.00%                   40.00%                   20.00%
           rig
        $2,000,000

 Relocation Rig to Israel          0.00%                    0.00%                   10.00%
       $1,000,000
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
     Working Capital               6.30%              13.15% ($657,500)             46.58%
                                 ($157,500)                                      ($4,657,500)
-------------------------- ----------------------- ------------------------ -----------------------
-------------------------- ----------------------- ------------------------ -----------------------
          Total                  $2,500,000              $5,000,000              $10,000,000
-------------------------- ----------------------- ------------------------ -----------------------

(1) The purchase, refurbishing, and relocation to Israel of the drilling rig will only be accomplished if at least $5,342,500 of the offering is subscribed.

    These are estimates, and the actual number could be higher or lower that these numbers. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the board of directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

d. RTNH Interest

In March 2000, Ness acquired 1,000,000 shares of RTNH common stock in exchange for approximately 780,000 Ness common shares. A 50 to 1 reverse stock split by
RTNH occurred in December 2001, resulting in Ness owning 20,000 common stock of
RTNH. From the disclosure in the RTNH SEC Form 10Q SB for 3/31/02, Ness estimates the current ownership of RTNH by Ness to equal approximately 0.56% of the disclosed outstanding common stock of RTNH. As to the interest of Registrant in RTNH, RTNH, through it's subsidiaries, plans to establish a system of pharmacies and acqiuire customers utilizing the technology. We have been advised by RTNH that the cost of developing the new business plans for their subsidiaries is estimated to be approximately $2,500,000 over the next 30 months. No assurance can be made of any future profit, or significant revenues, to RTNH or benefits to our company Ness from it's interest in RTNH, since the
RTNH plans are subject to numerous risks and conditions apply.

Income Tax Matters

    Prior to 1998, the Registrant's last income tax return was filed for 1984 and it showed total operating loss carry forwards at that time of $645,484. It is believed that the Registrant generated additional operating loss carry forwards as the Registrant's business wound down in 1985 and 1986. However, no income tax returns have been filed during the period from 1985 through 1993. Due to the changes in control, it is believed that the benefits from utilization of any of these carry forwards would be extremely limited. Management has decided that the cost of researching the timing of transaction and preparing income tax returns to document the loss carry forwards for the unfiled years would not be a cost effective use of resources available to the Registrant. In view of this decision, these potential loss carry forwards have been discounted and are considered to be of no value.

    The Registrant had loss carry forwards of $1,515,185 in the year ended December
31, 2000 and 2,497,880 for the year ended December 31, 2001. As of December 31,
2001, the Registrant had total loss carry forwards of $6,110,254. The
Registrant's net operating loss carry forwards may be applied against future taxable income. The net operating loss carry forwards expire as follows:

                                  Year Expiring

                        2011 ...................... $ 977

                        2012 ...................... 1,549

                        2018 .................... 103,820

                        2019 .................. 1,990,843

                        2020 .................. 1,515,185

                        2021 .................. 2,497,880

Inflation

    The Registrant's management does not believe that inflation has had or is likely to have any significant impact on the Registrant's operations. Management believes that the Registrant will be able to increase subscriber rates after its wireless systems are launched, if necessary, to keep pace with inflationary increases in costs.

Recent Accounting Pronouncements

    In June 2001, the FASB issued Statement of Financial Accounting Standard
No.141 (SFAS No. 141) "Business Combinations." SFAS No. 141 primarily addresses the accounting for business combinations and eliminates the pooling method allowed under Accounting Principles Board Opinion No. 16. SFAS No. 141 requires the following: (1) the use of the purchase method of accounting for all business combinations, (2) separate recognition of intangible assets and that they be recognized apart from goodwill if they meet certain criteria, and (3) disclosure of the primary reasons for a business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption.

    Also, in June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible
Assets". SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. The provisions of SFAS No.
142 will be effective for the Company beginning January 1, 2002. Any impairment loss recognized in the initial six months shall be recognized as an effect of a change in accounting principal. After six months, impairment losses will be recognized in operations. The most significant changes made by SFAS No. 142 are:
(1) goodwill and indefinite life intangible assets will no longer be amortized,
(2) goodwill will be tested for impairment at least annually, (3) intangible assets with an indefinite life will be tested for impairment at least annually, and (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. It is not believed that the adoption of the above statements will have a significant impact on the Company's financial statements.

Forward Looking Statements

The foregoing Management's Discussion and Analysis of Financial Condition and
Results of Operations contains "forward looking statements" within the meaning of Rule 175 under the Securities Act of 1933, as amended, and Rule 3b-6 under the Securities Act of 1934, as amended, including statements regarding, among other items, the Registrant's business strategies, continued growth in the
Registrant's markets, projections, and anticipated trends in the Registrant's business and the industry in which it operates. The words "believe," "expect,"
"anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Registrant's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Registrant's control. The
Registrant cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the Registrant's products, competitive pricing pressures, changes in the market price of ingredients used in the Registrant's products and the level of expenses incurred in the Registrant's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The Registrant disclaims any intent or obligation to update
"forward looking statements."

                                       18

                             DESCRIPTION OF PROPERTY

Interests in Fields

    The Company acquired a 25% working interest on December 22, 1997 (effective date of January 1, 1998) in the Greenwood Gas Field located in Parker County, Texas.
The Greenwood Gas Field is a developmental, multipay, strawn sand field, located about 35 miles due west of Fort Worth. This 1,100 acre field in the Fort Worth basin is in its early state of development, although there has been prolific production on it, and around it, since the 1960's. These particular leases were drilled initially to find production in the conglomerates. This proved unsuccessful, but a 2,800 foot strawn sand was discovered to be very successful in two wells on Greenwood leases. One well produced 310,000 MCFG, while the other one produced 244,000 MCFG in six years and in 1972 they were both plugged while still producing, due to low gas prices.

    The Greenwood Field was reactivated in 1984 to produce the left over gas from the 2,800-foot sand while gas prices were high. Then it was discovered that other shallower strawn sands also were very commercially productive. These wells are drilled on 40 to 80 acre spacing.

    There are three gas wells on the leases in which the Company owns a 25% working interest. Gas sales from these wells for the Company's working interest was
$20,683 for 2001. Lease operating expenses, production taxes and compression expenses totaled $6,738 leaving a profit from this lease of $13,945.

    A reserve report and equipment evaluation was prepared on the Greenwood leases as of December 31, 2001. The reserve report reflects a present value discounted at 10% of $62,170 for proved developed reserves and the equipment is valued at
$22,058 for the 25% working interest owned by the Company as of December 31,
2001. The discounted present value is significantly lower than in 2000 due to low natural gas prices at year-end.

    In June 2001, the Company acquired an oil and gas lease covering all of the unleased land, approximately 6200 acres, of the Baker ranch located 15 miles northwest of Rocksprings in Edwards County, Texas. There are numerous producing gas wells on land surrounding this property. The Company is putting together drilling partnerships to acquire the funds to drill on this lease. Ness will be exchanging approximately 401,000 restricted shares of its common stock for the lease. This lease has been revised to approximately 5800 acres.

    Additionally, in January 2002, the Company acquired two oil and gas leases totaling approximately 2200 acres in Parker County, Texas adjacent to the producing Greenwood field. Ness exchanged approximately 145,000 shares of its restricted common stock for this property. Drilling partnerships will also be sold to acquire the funds to drill on these leases.

 Disclosure of Oil and Gas Operations

     Reserves Reported to Other Agencies

         No reserves were reported to other federal agencies.

       Production                                    1999        2000        2001

         A.  Average sales price                     $1.84       $3.25       $3.77
         B.  Average Production cost per MC F        $1.18       $1.15       $1.23

     Productive wells and acreage at December 31, 2001

         Gas Wells

         A.  Gross Wells                    3
         B.  Net productive wells        0.75
         C.  Gross acres                  202
         D.  Net acres                  50.50

        Undeveloped acreage at December 31, 2001

A.       Coffey/Greenwood Gas Field
              (1)  Gross acres            0.0
                      Net acres           0.0
B.       Sawyer (Canyon) Gas Field
              (1)  Gross acres           6254
              (2)   Net acres            6254

          Drilling activity                                    1999      2000     2001

A.       Number of net productive wells drilled                0.0       0.0      0.0
B.       Number of dry exploratory wells drilled               0.0       0.0      0.0
C.       Number of net productive development wells drilled    0.0       0.0      0.0
D.       Number of dry development wells drilled               0.0       0.0      0.0

Gas Reserves

    Listed below is the estimated proved third party natural gas reserves and estimated future net revenues of Ness attributable to the Company's net revenue interests in the Greenwood Gas Field located in Parker County, Texas. Such estimated reserves are based upon an evaluation report prepared by Robert Glenn, petroleum engineer, of Lindon Exploration Company in The Woodlands, Texas.

                               PROVED GAS RESERVES
                                 January 1, 2002
                                                           Standardized Measure
                                 Gas        Future        (discounted future
                                (MCF)      Net Income      cash flow)
                                -----     -----------     ------------------
Total proved reserves          248,800    $159,020          $68,130

We had proved developed reserves of 107,990 MCF at January 1, 2002

Future net cash flow and standardized measure of discounted future cash flow are calculated as follows:

(a)      Future cash inflows are computed by applying year end prices of oil and gas relating to the company's proved reserves to the year end quantities of those reserves.
(b)      Future development and production costs are computed by estimating the expenditure to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.
(c)      Future income tax expense (N/A due to the low volume and the large net loss carry-forward.)
(d)      Future net cash flow are the result of subtracting future development and production costs from future cash inflows.
(e)      Discount amount is computed by using a discount of 10% a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves Standardized measure of discounted future net cash flows is the amount of  future net cash flows less the computed discount.

The reserve data represents only estimates that are based on subjective determinations. Accordingly, the estimates are expected to change, as additional information becomes available. Further, estimates of gas reserves, of necessity, are projections based on engineering and economic data. There are uncertainties inherent in the interpretation of such data, and there can be no assurance that the proved reserves set forth herein will ultimately be produced. Proved developed producing reserves are those expected to be recovered from currently producing zones under continuation of present operating methods, without any guarantee.

Drilling Rig

    In October of 1999, we entered into a rig purchase agreement to acquire an
IDECO H3000 drilling rig and equipment. Payments have been made by the Company toward the purchase price. However, other funding commitments, obtained during prior years to complete the purchase of the rig, have not materialized to date.
As a result, the Company announced that an agreement to renew and extend its initial financing arrangements with the lien holder has not been finalized and negotiations are continuing. Refurbishment of the rig, on behalf of the Company, has ceased and the Company has received a notice of default in its payments to the seller of the rig. The Company does not accept the notice of default because the issue of default is not covered in the contract and no arbitration has been requested by the seller. The Company's legal counsel has responded to the purported notice of default.

    The Company is continuing to negotiate with the rig owners to establish new terms for the purchase as well as seek alternative financing sources. Management spoke with the owners of this equipment on February 2, 2002 and they indicated
that they are willing to meet and renegotiate the sale. No meeting has occured but is planned for the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following summarizes certain transaction that have occurred between the
Registrant and its officers, directors, and five percent or greater shareholders.

        (a) In June 1999, the Registrant entered into a series of agreements with
            Hesed Energy International, Inc., a company under common control with the Registrant, whereby this firm was to provide the majority of the
            Registrant's management, general and administrative and facilities.
            The agreements were effective January 1, 1999 and provided for monthly payments of $3,350 through December 31, 2000. Effective January 1, 2000, the agreement was amended (dated November 20, 2000) whereby the
            Registrant now rents office space from Hesed and provides management and general and administrative services to Hesed. The Registrant pays rent of $350 per month and receives $3,000 per month for management and services. The amended agreement was effective through
            December 31, 2001.

        (b) Hayseed Stephens Oil, Inc., a company under common ownership with the
            Registrant, collects the net oil and gas revenues from the Registrant's properties and remits the funds to the Registrant. In addition, the
            Registrant has entered into an agreement with Hayseed Stephens Oil whereby the Registrant receives $2,750 per month as reimbursement for management, accounting, telephone and copier services. This reimbursement is recorded as a reduction in general and administrative expenses.
            The agreement is effective through December 31, 2002. At
            December 31, 2001 and 2000, the Registrant was owed $67,329 and
            $37,888, respectively and are included in accounts receivable -
            related party.

            Also included in accounts payable - related party are advances and payments made on behalf of Registrant by Hesed and payments were made by the Registrant on the project in Israel on behalf of Hesed. This related party owned the Hesed license until September 2001 and the
            Metzada license until December 2001 providing for the right to drill for oil and gas in the Dead Sea area of Israel. While the Registrant does not own the rights in Israel, it is intended that the Registrant will benefit from the well to be drilled either through a business combination or some other arrangement.

        (c) On June 6, 2000, Mr. Stephens loaned the Registrant $300,000, which is evidenced by an unsecured promissory note bearing interest at prime plus 2% (7.5% at December 31, 2001). The interest is paid currently as requested and the principal is due January 1, 2003. (See Note No.4 to the financial statements.

        (d) On September 15, 2000, Hayseed Stephens Oil, Inc., and affiliate of the Registrant, loaned the Registrant $600,000, which is evidenced by an unsecured promissory note bearing interest at prime plus 2%
            (7.5% at December 31, 2001). During the year the amount was revised to loan up to $2,000,000, the interest to be paid currently, as requested, and the date the principal is due to January 1, 2003.
            (See Note No. 4 to the financial statements)

        (e) At June 30, 2002, the amount loaned by Mr. Stephens personally (discussed in (c) above) is $277,057 and the amount loaned by Hayseed Stephens
            Oil, Inc.(discussed in (d) above) is $1,928,100.

                                       19

                          MARKET FOR COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS.

Market Information.

    The Registrant's common stock is traded on the Over the Counter Bulletin Board, under the symbol of "Ness". The range of closing prices shown below cover the last two fiscal years of the Registrant and the quarter ended March 31, 2002.
The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter                    High        Low
Quater Ended March 31, 2002                                    $0.75       $0.52

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 2001

                                                                High        Low

Quarter Ended December 31, 2001                                $1.15      $ 0.61
Quarter Ended September 30, 2001                                1.41        0.83
Quarter Ended June 30, 2001                                     2.92        0.53
Quarter Ended March 31, 2001                                    0.94        0.56

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 2000
                                                                 High       Low

Quarter Ended December 31, 2000                                 $1.31      $0.83
Quarter Ended September 30, 2000                                 1.65       0.80
Quarter Ended June 30, 2000                                      1.06       0.75
Quarter Ended March 31, 2000                                     1.44       1.12

Holders of Common Equity.

As of July 1, 2002, the Registrant had approximately 2794 shareholders of record of its common stock.

Dividends.

The Registrant has not declared or paid a cash dividend to stockholders since it was originally organized. The Board of Directors presently intends to retain any earnings to finance Registrant operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Registrant's earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

===========================================================================================================
                                  Annual compensation             Long-term compensation
===========================================================================================================
                                                                Awards       Payouts
                                                            ===================================
Name and                                          Other      Restricted   Securities              All other
principal          Year       Salary      Bonus   annual       stock      underlying     LTP       compen-
position                       ($)         ($)    compen-     award(s)     options/    payouts     sation
                                                  sation        ($)        SARs (#s)     ($)

   (a)             (b)         (c)         (d)     (e)          (f)           (g)        (h)         (i)
============================================================================================================

Harold            2001       $60,000        0       0            0             0          0             0
Stephens,         2000       $60,300        0       0            0             0          0             0
President         1999       $62,500        0       0            0             0          0             0
============================================================================================================

Mary Gene         2001       $36,000        0       0            0             0          0             0
Stephens,         2000       $36,000        0       0            0             0          0             0
Sec./Treas.       1999       $18,000        0       0            0             0          0             0
============================================================================================================

Bob Lee,          2001       $86,400        0       0      $15,650             0          0             0
CFO/              2000       $72,000        0       0       $4,550             0          0             0
Controller (1)    1999        $7,900        0                    0             0          0             0
============================================================================================================

(1) Mr. Lee started with the Registrant on November 22, 1999.

    All compensation and other arrangements between the Registrant and its officers and directors are approved by a compensation committee of the board of directors, a majority of whom are to have no affiliation or relationship with the Registrant other than as directors.

Other Compensation.

(a) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Registrant in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2001 provided for or contributed to by the Registrant.

(b) No remuneration is proposed to be paid in the future directly or indirectly by the Registrant to any officer or director since there was no existing plan as of December 31, 2001 which provides for such payment, except for certain travel expenses paid to director relating to attending.

                                       20

 FINANCIAL STATEMENTS

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                         3/31/2002      12/31/2001
                                                                        -----------    -----------
                                                                        (unaudited)

                                  ASSETS
CURRENT ASSETS
     Cash                                                               $    21,356    $    45,463
     Accounts receivable - related parties                                   39,929         63,286
     Deposits                                                                13,000         10,384
     Investments - available for sale                                        15,200         80,000
                                                                        -----------    -----------
           Total current assets                                              89,485        199,133

PROPERTY AND EQUIPMENT
     Oil and gas properties, unproved                                       405,810        315,529
     Oil and gas properties, proved                                         142,686        142,686
     Less accumulated depreciation and depletion                             77,828         74,556
                                                                        -----------    -----------
        Total oil and gas properties                                        470,668        383,659
                                                                        -----------    -----------

OTHER ASSETS
     Fixed assets, net of accumulated depreciation of $33,769 and
        $30,547 at March 31, 2002 and December 31, 2001, respectively        29,989         33,211
                                                                        -----------    -----------
                                                                             29,989         33,211
                                                                        -----------    -----------
TOTAL ASSETS                                                            $   590,142    $   616,003
                                                                        ===========    ===========

              LIABILITIES AND STOKCHOLDERS' EQUITY (DEFICIT)

LIABILITIES
     Accounts payable and accrued expenses                              $    82,312    $   106,115
     Accounts payable - related party                                        76,733         90,254
                                                                        -----------    -----------
           Total current liabilities                                        159,045        196,369

     LONG TERM DEBT                                                       1,996,857      1,776,757

TOTAL LIABILITIES                                                         2,155,902      1,973,126

STOCKHOLDERS' EQUITY (DEFICIT)
     Preferred stock, $0.10 par value
        10,000 shares authorized, none issued                                  --             --
     Common stock, no par; 200,000,000 shares authorized;
        57,784,235 shares issued and outstanding 12/31/01
        58,571,850 shares issued and outstandIng 3/31/02                  9,981,166      9,334,489
     Retained deficit prior to reentering
        development stage - January 1, 1998                              (2,630,233)    (2,630,233)
     Deficit accumulated since reentering
        development stage - January 1, 1998                              (9,147,409)    (8,440,379)
     Stock subscriptions                                                    449,029        814,829
     Deferred consulting                                                   (233,513)      (515,829)
     Accumulated other comprehensive income                                  15,200         80,000
                                                                        -----------    -----------
           Total stockholders' equity (deficit)                          (1,565,760)    (1,357,123)
                                                                        -----------    -----------
TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY (DEFICIT)                                     $   590,142    $   616,003
                                                                        ===========    ===========

                                       F-1

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                              FOR THE THREE MONTHS
                          ENDED MARCH 31, 2002 AND 2001
                                   (Unaudited)

                                                                                Cumulative
                                                                                 Amounts
                                                                                  Since
                                                                                Reentering
                                                                                Development
                                                    Three Months Ended            Stage
                                                         March 31,              January 1,
                                                    2002            2001            1998
                                               ------------    ------------    ------------

REVENUES
     Oil and gas revenues                      $      2,382    $      9,810    $     93,593

EXPENSES
     Lease operating expenses                           993           1,081          24,384
     Production taxes                                   161             736           6,865
     Compression expenses                               231             119          10,460
     Depreciation and depletion                       6,495           5,193         111,597
     Litigation settlement                          115,500              -        1,508,400
     General and administrative                     551,606         458,350       6,432,771
                                               ------------    ------------    ------------

         Total operating expenses                   674,986         465,479       8,094,477
                                               ------------    ------------    ------------

Operating income (loss)                            (672,604)       (455,669)     (8,000,884)

Interest expense - related party                    (34,536)        (17,570)       (153,971)
Imparment of Investments
     available for a sale                                -               -       (1,000,000)
Other income                                            110             168           7,446
                                               ------------    ------------    ------------

         Net gain (loss) before income taxes       (707,030)       (473,071)     (9,147,409)

         Income tax benefit                              -               -               -
                                               ------------    ------------    ------------

NET LOSS                                       ($   707,030)   ($   473,071)   ($ 9,147,409)

Other comprehensive income, net of tax
     Unrealized losses on investments          ($    64,800)   ($    15,600)   $     15,200
                                               ------------    ------------    ------------

Comprehensive loss                             ($   771,830)   ($   488,671)   ($ 9,132,209)
                                               ============    ============    ============

Net loss per weighted average share            $      (0.01)   $      (0.01)   $      (0.17)
                                               ============    ============    ============

Weighted average shares outstanding              58,378,090      56,582,821      54,134,746
                                               ============    ============    ============

                                       F-2

                         NESS ENERGY INTERNATIONAL, INC.
                          (a Development Stage Company)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                   (Unaudited)

                                                          Accumulated    Accumulated
                                                             Deficit        Deficit
                                                            Prior to        Since
                                                           Reentering     Reentering
                                                          Development    Development    Accumulated
                                  Common Stock               Stage          Stage          Other
                              -------------------------    January 1,     January 1,   Comprehensive      Stock         Deferred
                                 Shares        Amount         1998           1998          Income     Subscriptions    Consulting
                              -----------   -----------   -----------    -----------    -----------    -----------    -----------

BALANCE,
  December 31, 1997            35,809,356   $ 2,630,233   $(2,630,233)   $      --      $      --      $      --      $      --
    Issuance of common
       stock                   21,974,879     6,704,256          --             --             --             --       (2,456,750)
    Recognition of
       services performed
       for common stock              --            --            --             --             --             --        1,940,921
    Net loss                         --            --            --       (8,440,379)        80,000        814,829           --
                              -----------   -----------   -----------    -----------    -----------    -----------    -----------

BALANCE,
  December 31, 2001            57,784,235     9,334,489    (2,630,233)    (8,440,379)        80,000        814,829       (515,829)
    Issuance of common
       stock for employee
       bonuses                     85,000        62,050          --             --             --          (62,050)          --
    Issuance of common
       stock for future
       services                   557,000       494,346          --             --             --         (425,250)      (494,346)
    Issuance of common
       stock for oil and
       gas property               145,615        90,281          --             --             --             --             --
    Issuance of common
       stock for services            --            --            --             --             --            6,000           --
    Issuance of common
       stock for lawsuit
       settlement                    --            --            --             --             --          115,500
    Recognition of
       services performed
       for common stock              --            --            --             --             --             --          776,662
    Net depreciation of
       securities available
       for sale                      --            --            --             --          (64,800)          --             --
    Net loss                         --            --            --         (707,030)          --             --             --
                              -----------   -----------   -----------    -----------    -----------    -----------    -----------

BALANCE,
March 31, 2002                 58,571,850   $ 9,981,166   $(2,630,233)   $(9,147,409)   $    15,200    $   449,029    $  (233,513)
                              ===========   ===========   ===========    ===========    ===========    ===========    ===========

                                       F-3

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (Unaudited)

                                                                                   Cumulative
                                                                                     Amounts
                                                                                      Since
                                                                                    Reentering
                                                                                   Development
                                                                                      Stage
                                                                                   January 1,
                                                         2002           2001           1998
                                                     -----------    -----------    -----------

NET CASH USED IN OPERATING ACTIVITIES                ($  244,207)   ($  298,181)   $(3,491,936)

CASH FLOWS FROM INVESTING ACTIVITIES

         Purchase of other fixed assets                     --             --           (2,758)
                                                     -----------    -----------    -----------

             Cash used in investing activities              --             --           (2,758)

CASH FLOWS FROM FINANCING ACTIVITIES

         Proceeds from borrowings - related party        220,100        263,700      1,996,857
         Proceeds from issuance of common stock             --             --        1,519,193
                                                     -----------    -----------    -----------
             Cash provided by financing activities       220,100        263,700      3,516,050

         Change in cash for period                       (24,107)       (34,481)        21,356

CASH, BEGINNING OF PERIOD                                 45,463         50,760           --
                                                     -----------    -----------    -----------

CASH, END OF PERIOD                                  $    21,356    $    16,279    $    21,356
                                                     ===========    ===========    ===========

                                       F-4

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1. UNAUDITED INFORMATION

The balance sheet as of March 31, 2002 and the statements of operations for the three month periods ended March 31, 2001 and March 31, 2002 were taken from the
Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of March 31, 2002 and the results of operations for the three month periods ended March 31, 2001 and March 31, 2002.

NOTE 2. BASIS OF PRESENTATION

The condensed financial statements of Ness Energy International, Inc. (the
"Company") as of March 31, 2001 and March 31, 2002 have been prepared by the
Company, pursuant to the rules and regulations of the Securities and Exchange
Commission. The Company is a developmental stage company whose primary focus is the development of an oil and gas project in Israel.

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly state the operating results for the respective periods.
However, these operating results are not necessarily indicative of the results expected for the full fiscal year. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principals generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The notes to the condensed financial statements should be read in conjunction with the notes to the financial statements at December 31, 2001 contained in the Form 10-KSB filed on
April 1, 2002. Company management believes that the disclosures are sufficient for interim financial reporting purposes. Certain reclassifications have been made to the 2001 financial statements to conform with the financial statement presentation at March 31, 2002. Such reclassifications had no effect on net loss.

NOTE 3. EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share ("EPS") are calculated by dividing the net income or loss by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potential dilution is not assumed to occur when the effect would be anti-dilutive (e.g., reduced loss per share).

                                       F-5

NOTE 4. INVESTMENTS IN SECURITIES

Unrealized holding gains and losses on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized.

Gains and losses on the sale of securities available for sale are determined using the specific identification method.

The Company did not sell any securities during the three months ended March 31,
2002 or 2001. A permanent decline in value was recorded in the second quarter of
2001 resulting in a $1,000,000 loss recorded in the statement of operations.
Prior to December 31, 2001, the investment was relisted and resumed trading. The investment has been recorded at fair value at March 31, 2002 and 2001. All changes in fair value have been recorded as a change in other comprehensive income and recorded as a component of equity in the financial statements.

The Company has $15,200 investment securities classified as available for sale at March 31, 2002.

NOTE 5. LONG TERM DEBT

The Company has notes payable as follows:

Note 1
                                  at March 31, 2002           at March 31, 2001
                                  -----------------           -----------------
        Payable to:               Hayseed Stephens            Hayseed Stephens
        Amount:                   $300,000                    $300,000
        Outstanding Balance:      $277,057                    $277,057
        Accrued Interest:         $  4,525                    $ 20,042
        Interest Rate:            Prime Rate +2%              Prime Rate +2%
        Due Date:                 April 1, 2003               June 6, 2002
        Collateral:               Unsecured                   Unsecured

The interest is included in accounts payable related party and is paid on a current basis. Hayseed Stephens sold some of the Ness Energy stock that he owns and loaned the proceeds to the Company to use for operations.

Note 2
                                  at March 31, 2002           at March 31, 2001
                                  -----------------           -----------------
        Payable to:               Hayseed Stephens Oil, Inc.  HSOI
                                  ("HSOI)
        Amount:                   $2,000,000                  $ 600,000
        Outstanding Balance:      $1,719,800                  $ 504,200
        Accrued Interest:         $   65,631                  $  14,172
        Interest Rate:            Prime Rate +2%              Prime Rate +2%
        Due Date:                 April 1, 2003               September 15, 2002
        Collateral:               Unsecured                   Unsecured

                                       F-6

The interest is included as a reduction in accounts payable related party and is paid on a current basis. HSOI sold some of the Ness Energy stock that it owns and loaned the proceeds to the Company to use for operations.

NOTE 6. LITIGATION SETTLEMENT

In October 2001, a complaint was filed in the District Court of Harris County,
Texas demanding relief from the Registrant's refusal to allow the restriction be removed from 1,000,000 shares of its common stock and other damages. (Petty
International Development Corporation (PIDC) vs Ness Energy International and
Fidelity Transfer Company, Case No. 2001-46741). In April 2002, a settlement was reached in this case whereby the Registrant agreed to release 275,000 shares and
PIDC returned 725,000 shares to the transfer agent.

NOTE 7. NONCASH INVESTING AND FINANCING ACTIVITIES:

Noncash investing and financing activities for the three months ended March 31,
2002 and 2001 are as follows:

         In January 2002, the Company issued 400,000 shares of its common stock for professional services to be rendered over a period of time that had been included in stock subscriptions at December 31, 2001. Deferred consulting of $390,000 was recorded based on the average stock price on the date of approval.

         In January 2002, the Company  issued 50,000 shares of its common stock for professional services to be rendered over a period of time that had been included in stock subscriptions at December 31, 2001. Deferred consulting of $35,250 was recorded  based on the average stock price on the date of issuance.

         In January 2002, the Company  issued 85,000 shares of its common stock as a bonus to employees that had been included in stock subscriptions at December 31, 200l. Compensation  was recorded based on the average stock price on the date the bonus was approved.

         In February 2002, the Company issued 50,000 shares of its common stock for professional services to be rendered over a period of time.
         Deferred  consulting of $35,750 was recorded based on the average stock price on the date of issuance.

         In February 2002, the Company issued 145,615 shares of its common stock for an oil and gas lease. The cost of the lease was recorded at $90,281 based on the average stock price on the date of issuance.

                                       F-7

         In March 2002, the Company issued 30,000 shares of its common stock for professional  services to be rendered  over a period of time.  Deferred consulting of $17,550 was recorded  based on the average stock price on the date of issuance.

         In March 2002, the Company issued 27,000 shares of its common stock for professional  services to be rendered over a period of time.  Deferred consulting of $15,595 was recorded  based on the average stock price on the date of issuance.

         In January 2001, the Company  issued 85,000 shares of its common stock as a bonus to employees that had been accrued at December 31, 2000.
         Compensation was recorded based on the average stock price on the date the bonus was approved.

         In January 2001, the Company issued 150,000 shares of its common stock for professional services to be rendered over a  period of time.
         Deferred consulting of $130,080 was recorded based on the average stock price on the date of issuance.

         In January 2001, the Company issued 50,000 shares of its common stock for professional services rendered. Compensation was recorded based on the average stock price on the date of issuance.

         In March 2001, the Company issued 5,000 shares of its common stock as a charitable donation. The stock value of $3,242 was based on the daily average stock price on the date of issuance.

         In March 2001, the Company issued 100,000 shares of its common stock for professional services to be rendered  over a period of time.
         Deferred consulting of $64, 850 was recorded based on the average stock price on the date of issuance.

                                       F-8

                         Index to Financial Statements.

                                                                            Page
                                                                            ----

Independent Auditor's Report.................................................F-2

Balance Sheets as of
December 31, 2001 and December 31, 2000......................................F-3

Statements of Operations for the years
Ended December 31, 2001 and December 31, 2000
And cumulative since re-entering
Development stage on January 1, 1998.........................................F-4

Statements of Changes in Stockholders' Equity
For the years ended December 31, 2001 and
December 31, 2000......................................................F-5 - F-6

Statements of Cash Flows for the years
Ended December 31, 2001 and December 31, 2000
And cumulative since re-entering
Development stage on January 1, 1998.........................................F-7

Notes to Financial Statements................................................F-8

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders
Ness Energy International, Inc.
Willow Park, Texas

We have audited the accompanying balance sheets of Ness Energy International,
Inc. (a development stage company) (the Company) as of December 31, 2001 and
2000, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and cumulative amounts since reentering the development stage on January 1, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ness Energy International, Inc.
(a development stage company) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and cumulative amounts since reentering the development stage on January 1, 1998, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage and has insignificant operating revenue. In addition, the Company has limited capital resources and has initiated a new phase of activity, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
March 15, 2002

                                       F-2

                         NESS ENERGY INTERNATIONAL, INC.
                          (a development stage company)
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                     2001           2000
                                                                 -----------    -----------

                                     ASSETS

CURRENT ASSETS
     Cash                                                        $    45,463    $    50,760
     Accounts receivable - related parties                            99,504         50,021
     Deposits                                                         10,384           --
     Investments - available for sale                                 80,000         62,500
                                                                 -----------    -----------

            Total current assets                                     235,351        163,281

OIL AND GAS PROPERTIES - Full cost method
     Oil and gas properties, unproved                                315,529           --
     Oil and gas properties, proved                                  142,686        142,686
                                                                 -----------    -----------

                                                                     458,215        142,686
     Less accumulated depreciation and depletion                      74,556         21,033
                                                                 -----------    -----------

            Net oil and gas properties                               383,659        121,653

OTHER ASSETS
     Other fixed assets, net of accumulated
         depreciation of $30,547 and
         $17,656 for 2001 and 2000, respectively                      33,211         45,702
                                                                 -----------    -----------

                                                                      33,211         45,702
                                                                 -----------    -----------
TOTAL ASSETS
                                                                 $   652,221    $   330,636
                                                                 ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
     Accounts payable and accrued expenses                       $   106,115    $   187,189
     Accounts payable - related parties                              126,472        564,213
                                                                 -----------    -----------

             Total current liabilities                               232,587        751,402

LONG-TERM DEBT                                                     1,776,757        517,557

CONTINGENCIES                                                           --             --

STOCKHOLDERS' EQUITY (DEFICIT)
     Preferred stock, $0.10 par value
         10,000,000 shares authorized, none issued                      --             --
     Common stock, no par value,
         200,000,000 shares authorized,
         shares issued and outstanding
         2001 57,784,235; 2000 56,339,030                          9,334,489      7,747,183
     Retained deficit prior to reentering the
         development stage January 1, 1998                        (2,630,233)    (2,630,233)
     Deficit accumulated since reentering the
         development stage January 1, 1998                        (8,440,379)    (4,926,964)
     Stock subscriptions                                             814,829           --
     Accumulated other comprehensive income                           80,000       (937,500)
     Deferred consulting                                            (515,829)      (190,809)
                                                                 -----------    -----------

         Total stockholders' equity (deficit)                     (1,357,123)      (938,323)
                                                                 -----------    -----------
TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY (DEFICIT)                              $   652,221    $   330,636
                                                                 ===========    ===========

                See accompanying notes to financial statements

                                       F-3

                         NESS ENERGY INTERNATIONAL, INC.
                          (a development stage company)
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                Cumulative
                                                                                 Amounts
                                                                                   Since
                                                                                 Reentering
                                                                                Development
                                                                                   Stage
                                                                                 January 1,
                                                     2001            2000            1998
                                                ------------    ------------    ------------

REVENUES
     Oil and gas revenues                       $     20,683    $     27,019    $     91,211

EXPENSES
     Lease operating expenses                          4,263           5,366          23,391
     Production taxes                                  1,544           1,982           6,704
     Compression expenses                                931           2,245          10,229
     Depreciation, depletion and amortization         66,413          22,695         105,102
     Litigation settlement                              --              --         1,392,900
     General and administrative expenses           2,358,904       1,523,173       5,881,165
                                                ------------    ------------    ------------

         Total operating expenses                  2,432,055       1,555,461       7,419,491
                                                ------------    ------------    ------------

         Operating loss                           (2,411,372)     (1,528,442)     (7,328,280)

OTHER INCOME (EXPENSE)
     Interest expense - related party               (102,250)        (17,185)       (119,435)
     Impairment of investments -
         available for sale                       (1,000,000)           --        (1,000,000)
     Interest income                                     207             825           7,336
                                                ------------    ------------    ------------

         Loss before income taxes                 (3,513,415)     (1,544,802)     (8,440,379)

INCOME TAXES                                            --              --              --
                                                ------------    ------------    ------------

NET LOSS                                        ($ 3,513,415)   ($ 1,544,802)   ($ 8,440,379)
                                                ============    ============    ============

Net loss per weighted average share             ($      0.06)   ($      0.03)   ($      0.16)
                                                ============    ============    ============

Weighted average shares outstanding               57,094,375      55,626,310      53,732,044
                                                ============    ============    ============

                See accompanying notes to financial statements

                                     F-4

                         NESS ENERGY INTERNATIONAL, INC.
                          (a development stage company)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                   Accumulated     Accumulated
                                                                      Deficit        Deficit
                                                                     Prior to         Since
                                                                    Reentering     Reentering
                                                                    Development    Development      Accumulated
                                             Common Stock              Stage          Stage           Other
                                   -----------------------------     January 1,     January 1,     Comprehensive       Stock
                                       Shares          Amount           1998           1998           Income       Subscriptions
                                   -------------   -------------   -------------   -------------   -------------   -------------

BALANCE
    December 31, 1999                 54,634,740       5,790,720      (2,630,233)     (3,382,162)           --              --
      Issuance of common
         common stock for:
         Future services                 750,000         759,820            --              --
         Cash                            114,819         117,943            --              --
         Investment                      780,488       1,000,000
         Services                         58,983          78,700            --              --
      Recognition of
         services performed
         for common stock                   --              --              --              --
      Net change in unrealized
         depreciation on
         securities available
         for sale, net of tax of
         $0                                                                                             (937,500)
      Net loss                                                                        (1,544,802)
      Total comprehensive loss              --              --              --                              --
                                   -------------   -------------   -------------   -------------   -------------   -------------

BALANCE,
    December 31, 2000                 56,339,030       7,747,183      (2,630,233)     (4,926,964)       (937,500)           --
      Issuance of common
         stock for:
         Future services               1,100,000       1,241,680            --              --              --           425,250
         Donations                         5,000           3,242            --              --              --              --
         Oil and gas property               --              --              --              --              --           315,529
         Services                        340,205         342,384            --              --              --            74,050
      Recognition of
         services performed
         for common stock                   --              --              --              --              --              --
      Net change in unrealized
         depreciation on
         securities available
         for sale, net of tax of
         $0                                 --              --              --              --         1,017,500            --
      Net loss                              --              --              --        (3,513,415)           --              --
      Total comprehensive loss              --              --              --              --              --              --
                                   -------------   -------------   -------------   -------------   -------------   -------------

BALANCE,
    December 31, 2001                 57,784,235   $   9,334,489    ($ 2,630,233)    ($8,440,379)  $      80,000   $     814,829
                                   =============   =============   =============   =============   =============   =============

                See accompanying notes to financial statements

                                      F-5

                         NESS ENERGY INTERNATIONAL, INC.
                          (a development stage company)
            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                     Deferred
                                    Consulting         Total
                                   -------------   -------------
BALANCE
    December 31, 1999                    (28,750)       (250,425)
      Issuance of common
         common stock for:
         Future services                (759,820)           --
         Cash                               --           117,943
         Investment                                    1,000,000
         Services                           --            78,700
      Recognition of                                        --
         services performed                                 --
         for common stock                597,761         597,761
      Net change in unrealized
         depreciation on
         securities available
         for sale, net of tax of
         $0                                             (937,500)
      Net loss                                        (1,544,802)
      Total comprehensive loss              --        (2,482,302)
                                   -------------   -------------

BALANCE,
    December 31, 2000                   (190,809)       (938,323)
      Issuance of common
         stock for:
         Future services              (1,666,930)           --
         Donations                          --             3,242
         Oil and gas property               --           315,529
         Services                           --           416,434
      Recognition of
         services performed
         for common stock              1,341,910       1,341,910
      Net change in unrealized
         depreciation on
         securities available
         for sale, net of tax of
         $0                                 --
      Net loss                              --
      Total comprehensive loss              --        (2,495,915)
                                   -------------   -------------

BALANCE,
    December 31, 2001               ($   515,829)   ($ 1,357,123)
                                   =============   =============

                 See accompanying notes to fiancial statements.

                                       F-6

                         NESS ENERGY INTERNATIONAL, INC.
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                                                                                        Cumulative
                                                                                         Amounts
                                                                                          Since
                                                                                         Reentering
                                                                                        Development
                                                                                          Stage
                                                                                        January 1,
                                                              2001           2000           1998
                                                          -----------    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                             ($3,513,415)   ($1,544,802)   ($8,440,379)
     Adjustments to reconcile net loss
        to net cash used in operating activities
           Depreciation, depletion, and amortization           66,413         22,695        105,102
           Recognition of services performed for stock      1,341,910        597,761      1,940,921
           Loss on sale of investments                      1,000,000           --        1,000,000
           Stock issued for:
              Services                                        416,434         78,700        627,785
              Donations                                         3,242           --            3,242
           Change in operating assets and liabilities:
              Accounts receivable - related parties           (49,482)       (46,366)       (95,848)
              Deposits                                        (10,384)          --          (10,384)
              Accrued expenses                                (81,074)        81,203      1,516,200
              Accounts payable - related party               (437,741)      (186,265)       105,632
                                                          -----------    -----------    -----------

              Net cash used in operating activities          (264,097)      (997,074)    (3,247,729)

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                        (400)        (2,358)        (2,758)
                                                          -----------    -----------    -----------

              Net cash used in investing activities              (400)        (2,358)        (2,758)

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds on debt - related party                       1,259,200        517,557      1,776,757
     Cash received from sale of common stock                     --          117,943      1,519,193
                                                          -----------    -----------    -----------

              Net cash provided by financing activities     1,259,200        635,500      3,295,950
                                                          -----------    -----------    -----------

              Net change in cash                               (5,297)      (363,932)        45,463

CASH, beginning of period                                      50,760        414,692           --
                                                          -----------    -----------    -----------

CASH, end of period                                       $    45,463    $    50,760    $    45,463
                                                          ===========    ===========    ===========

                See accompanying notes to financial statements

                                      F-7

                         NESS ENERGY INTERNATIONAL, INC.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION

Ness Energy International, Inc. (the Company), a Washington corporation, has been involved in the exploration and development of oil and gas reserves. The
Company's main businesses of energy and real estate were essentially abandoned by late 1985 due to insufficient operations and capital to support ongoing cash requirements. Between 1985 and 1996 there were no filings with the SEC. An agreement was reached in late 1997 for a change in management control of the
Company (Note 11) and the required filings were filed to allow the stock to resume trading. Effective July 6, 2000, the Company changed its name to Ness
Energy International, Inc.

The Company is reentering the exploration and development of oil and gas reserves under the new management. However, due to the exhaustion of all assets prior to the change in management, the Company is deemed to have reentered the development stage as of January 1, 1998.

The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, insignificant revenue and a loss from operations.
The appropriateness of using the going concern basis is dependent upon the
Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise capital through the private placement of company stock, debt, and, eventually, through public offerings. Management intends to use the proceeds from debt or any equity sales to further develop oil and gas reserves in the United States and in selected foreign countries. The Company believes that these actions will enable the Company to carry out its business plan and ultimately to achieve profitable operations.

                                       F-8

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investments in Securities

The Company has adopted Statement No. 115, Accounting for Certain Investments in
Debt and Equity Securities, issued by the Financial Accounting Standards Board.
In accordance with Statement No. 115, the Company's investments in securities are classified as follows:

          Trading Securities - Investments in debt and equity  securities  held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income.

          Securities to be Held to Maturity - Debt securities for which the
          Company has the positive intent and ability to hold to maturity  are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

          Securities Available for Sale - Securities available for sale consist of debt and equity securities not classified as trading securities nor as securities to be held to maturity. All of the Company's investments in securities are classified as available for sale.

Unrealized holding gains and losses on securities available for sale are reported as a net amount in accumulated other comprehensive income in stockholders' equity until realized.

Gains and losses on the sale of securities available for sale are determined using the specific identification method.

Oil and Gas Property and Equipment

The Company uses the full cost method of accounting for its' oil and gas producing activities, which are located in North Central Texas. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

                                       F-9

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Oil and Gas Property and Equipment - continued

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. During 2001 and
2000, $0 and $114,386, respectively, of unproved property was impaired and added to the capitalized costs.

In addition, the capitalized costs are subject to a "ceiling test," which basically limits such costs to the aggregate of the "estimated present value,"
discounted at a 10 percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. As a result of this limitation on capitalized costs, the accompanying financial statements include a provision for impairment of oil and gas property costs of $46,733 for the year ended
December 31, 2001 and is included in depreciation, depletion, and amortization.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Other Fixed Assets

Other fixed assets include an automobile being depreciated over a life of 5 years on the straight-line basis and furniture and equipment being depreciated over lives of 3 to 5 years on the straight-line basis.

                                      F-10

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Accounts Receivable

The Company has not provided an allowance for doubtful accounts. All of the
Company's receivables are from related parties and all receivables considered doubtful have been charged to current operations. It is management's opinion that no additional material amounts are doubtful of collection.

Income Taxes

Deferred taxes are recognized for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Statement of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Stock Subscriptions

Stock subscriptions representing 835,390 shares have been recorded for assets received or consulting agreements entered where the shares had not been issued at December 31, 2001.

Loss Per Common Share

The loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding throughout the year. The effect of the common stock subscriptions has not been included as it would be antidilutive.

                                      F-11

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depletion was calculated based on engineers estimates of reserves and the unproved property was evaluated based on the future potential. It is reasonably possible that these estimates may change materially in the near term.

Financial Instruments

Financial instruments consist principally of cash, investments, accounts receivable - employees, accounts receivable - related parties, deposits, accounts payable, accounts payable - related party and notes payable - related party. Recorded values approximate fair values due to the short maturities of these instruments. In addition, the interest rate on the notes payable - related party fluctuates with the prevailing prime rate.

Concentrations of Credit Risk

The Company regularly maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Reclassification Certain reclassifications have been made to the 2000 financial statements to conform with the 2001 financial statement presentation. Such reclassifications had no effect on income.

                                      F-12

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

New Pronouncement

In June 2001, the FASB issued Statement of Financial Accounting Standard No. 141
(SFAS No. 141) "Business Combinations." SFAS No. 141 primarily addresses the accounting for business combinations and eliminates the pooling method allowed under Accounting Principles Board Opinion No. 16. SFAS No. 141 requires the following: (1) the use of the purchase method of accounting for all business combinations, (2) separate recognition of intangible assets and that they be recognized apart from goodwill if they meet certain criteria, and (3) disclosure of the primary reasons for a business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption.

Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible
Assets". SFAS No. 142 primarily addresses the accounting for goodwill and intangible assts subsequent to their acquisition. The provisions of SFAS No. 142 will be effective for the Company beginning January 1, 2002. Any impairment loss recognized in the initial six months shall be recognized as an effect of a change in accounting principal. After six months, impairment losses will be recognized in operations. The most significant changes made by SFAS No. 142 are:
(1) goodwill and indefinite life intangible assets will no longer be amortized,
(2) goodwill will be tested for impairment at least annually, (3) intangible assets with an indefinite life will be tested for impairment at least annually, and (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. It is not believed that the adoption of the above statements will have a significant impact on the Company's financial statements.

NOTE 3.  INVESTMENTS IN MARKETABLE SECURITIES

Equity securities held by the Company are concentrated in the common stock of one company. During 2001 the Company permanently impaired the value of this stock to zero and recorded a $1,000,000 loss against earnings. At December 31,
2001, the investment has an unrealized gain of $80,000.

The Company had no sales of investments during 2001 or 2000.

                                      F-13

NOTE 3.  INVESTMENTS IN MARKETABLE SECURITIES - continued

Changes in other comprehensive income related to investments for the years ended
December 31 are as follows:

                                                           2001         2000
                                                        ----------   ----------
     Other comprehensive income
         Holding gain (loss) arising
           during the period                            $   80,000   ($ 937,500)
         Reclassification adjustment                       937,500         --
                                                        ----------   ----------
     Change in unrealized gain (loss) on
         securities available for sale                  $1,017,500   ($ 937,500)
                                                        ==========   ==========

NOTE 4.   LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                            2001         2000
                                                         ----------   ----------
     Unsecured note payable to the Company's
     majority shareholder bearing interest at
     prime plus 2% (7.5% at December 31,
     2001). Subsequent to year end, the
     date interest and principal are due was
     amended to January 2003                             $  277,057   $  277,057

     Unsecured note payable to a company
     related through common ownership
     bearing interest at prime plus 2% (7.5%
      at December 31, 2001).  Subsequent
     to year end, the date interest and principal
     are due was amended to January 2003                  1,499,700      240,500
                                                         ----------   ----------

                                                         $1,776,757   $  517,557
                                                         ==========   ==========

Interest expense of $102,250 and $17,185 were recorded on the related party notes for the years ended December 31, 2001 and 2000, respectively. Total borrowings available at December 31, 2001 under the above notes is approximately
$525,000.

                                      F-14

NOTE 5.  RELATED PARTY TRANSACTIONS

In June 1999, the Company entered into a series of agreements with a company related through common ownership whereby the related party will provide the majority of the Company's management, general and administrative services and facilities. The agreements were effective January 1, 1999 and provided for monthly payments of $3,350 through December 31, 2001. Effective January 1, 2000, the agreement was amended whereby the Company now rents office space from the related party and provides management and general and administrative services to the related party. The Company pays rent of $350 per month and receives $3,000 per month for the management and general and administrative services. The amounts received are recorded as a reduction of general and administrative expenses in the accompanying financial statements. The amended agreement was effective through December 31, 2001.

A company related through common ownership also collects the net oil and gas revenues from the Company's properties and remits the funds to the Company. In addition, the Company has entered into an agreement with the related company whereby the Company receives $2,750 per month as reimbursement for management, accounting, telephone and copier services. This reimbursement is recorded as a reduction in general and administrative expenses. The agreement is effective through December 31, 2002. At December 31, 2001 and 2000, the Company was owed
$67,329 and $37,888, respectively, which is included in accounts receivable -
related party.

Also included in accounts payable - related party are advances and payments made on behalf of the Company by the related party. This related party owned two licenses that provide for the right to drill for oil and gas in the Dead Sea area of Israel. While the Company does not own the rights in Israel, it was intended that the Company would benefit from the well to be drilled either through a business combination or some other arrangement. During 2001, the related party lost the licenses in the Dead Sea area of Israel. However, the
Company and the related party are in discussion with the appropriate parties to regain the licenses.

                                      F-15

NOTE 6.  SUPPLEMENTAL CASH FLOW INFORMATION

The Company paid interest to related parties of $74,934 and $0 in 2001 and 2000, respectively. No taxes were paid during the years ended December 31, 2001 or
2000.

Noncash investing and financing activities for the years ended December 31, 2001 and 2000 are as follows:

          In January 2001, the Company issued 85,000 shares of its common stock as a bonus to employees that had been accrued at December 31, 2000.
          Compensation was recorded based on the average stock price on the date the bonus was approved.

          In January 2001, the Company issued 150,000 shares of its common stock for professional services to be rendered over a period  of time.
          Deferred  consulting  of $130,080 was recorded based on the average stock price on the date of issuance.

          In January 2001, the Company issued 50,000 shares of its common stock for professional services rendered. Compensation was recorded based on the average stock price on the date of issuance.

          In March 2001, the Company issued 5,000 shares of its common stock as a charitable donation. The stock value of $3,242 was based on the daily average stock price on the date of issuance.

          In March 2001, the Company issued 100,000 shares of its common stock for professional services to be rendered over a  period  of time.
          Deferred consulting of $64,850 was recorded based on the average stock price on the date of issuance.

          In June 2001, the Company issued 400,000 shares of its common stock to settle a lawsuit brought against the Company.  Reduction in payable to related party of $240,000 and deferred consulting of $336,000 was recorded  based  on the daily average stock price on the date of issuance.

                                      F-16

NOTE 6.  SUPPLEMENTAL CASH FLOW INFORMATION - continued

In August 2001, the Company issued 150,000 shares of its common stock to an employee as part of an employment contract. Deferred consulting of $161,250 was recorded based on the daily average of the stock price on the date of issuance.

In August 2001, the company issued 41,099 shares of its common stock to an employee as compensation. Compensation was recorded based on the average stock price for each month for which the services were performed.

In August 2001, the Company issued 70,306 shares of its common stock for professional services rendered. Compensation was recorded based on the daily average stock price on the date of issuance.

In September 2001, the Company issued 200,000 shares of its common stock for professional services to be rendered over a period of time. Deferred consulting of $213,000 was recorded based on the daily average price on the date of issuance.

In September 2001, the Company issued 26,800 shares of its common stock for professional services rendered. Compensation was recorded based on the daily average stock price on the date of issuance.

In October 2001, the Company issued 67,000 shares of its common stock for professional services rendered. Compensation was recorded based on the daily average of the stock price on the date of issuance.

In October 2001, the Company issued 100,000 shares of its common stock for professional services to be rendered over a period of time. Deferred consulting of $96,500 was recorded based on the daily average price on the date of issuance.

In March 2000, the Company exchanged 780,488 shares of its common stock for
1,000,000 shares of Restaurant Teams International. Each company's stock was valued at $1,000,000 based on quoted closing prices on the date of agreement.

                                      F-17

NOTE 6. SUPPLEMENTAL CASH FLOW INFORMATION - continued

          In March 2000,  the Company  issued 200,000 shares of its common stock for  professional  services  to be  rendered  over a  period  of time.
          Deferred  consulting of $248,430 was recorded  based on quoted closing prices on the date of the agreements.

          In March 2000, the Company issued 40,000 shares of its common stock as a bonus to  employees  that had been  accrued at  December  31,  1999.
          Compensation  was recorded  based on quoted closing prices on the date of the agreements.

          In June  2000,  the  Company  issued  11,725  shares  for  advertising services. The stock value of $12,950 was based on the daily average of the high and low prices during the months the services were performed.

          In July 2000,  the  Company  issued  250,000  of its common  stock for professional  services to be rendered over a period of time.  Deferred consulting of $207,050 was recorded  based on quoted prices on date of authorization.

          In September  2000,  the Company issued 50,000 of its common stock for professional  services to be rendered over a period of time.  Deferred consulting  of $68,000 was recorded  based on quoted prices on date of authorization.

          In September  2000,  the Company  issued 3,786 shares for  advertising services.  The stock value of $3,700 was based on the daily average of the high and low prices during the months the services were performed.

          In September 2000, the Company issued 3,472 shares of its common stock as  compensation.  The expense was recorded based on the average stock price during the period of service.

          In October 2000, the Company issued 100,000 shares of its common stock for  professional  services  to be  rendered  over a  period  of time.
          Deferred consulting of $101,565 was recorded based on quoted prices on the date of the agreement.

          In November  2000,  the Company  issued  150,000  shares of its common stock for professional  services to be rendered over a period of time.
          Deferred consulting of $134,775 was recorded based on quoted prices on the date of the agreements.

                                      F-18

NOTE 7.  INCOME TAXES

     Prior to 1998,  the Company's last income tax return was filed for 1984 and it showed total operating loss  carryforwards at that time of $645,484.  It
     is  believed  that  the  Company   generated   additional   operating  loss
     carryforwards  as the  Company's  business  wound  down in 1985  and  1986.
     However,  no income tax returns have been filed during the period from 1985 through  1993.  Due to the changes in control  discussed  in Note 11, it is believed that the benefits from  utilization of any of these  carryforwards would  be  extremely  limited.  Management  has  decided  that  the cost of researching the timing of transaction  and preparing  income tax returns to document the loss  carryforwards  for the unfiled years would not be a cost effective  use of  resources  available  to the  Company.  In  view of this decision,  these potential loss  carryforwards have been discounted and are considered to be of no value.  The disclosures  presented below include the activities of the Company since 1994.

     A  reconciliation  of statutory  tax rates to the  Company's  effective tax rates follows:

                                                            2001         2000
                                                          --------     --------
     Benefit at statutory rates                               (34%)        (34%)
     Losses not providing benefits                             34           34
                                                          --------     --------

     Effective rate                                             0%           0%
                                                          ========     ========

     The  deferred  tax assets are  comprised  primarily  of the  Company's  net operating loss carryforwards and impairment recorded on investments.

                                                         2001           2000
                                                     -----------    -----------
     Net operating loss carryforward                 $ 2,077,486    $ 1,228,207
     Impairment on investments                           340,000           --
     Other                                                30,277         27,334
     Less valuation allowance                         (2,447,763)    (1,255,541)
                                                     -----------    -----------

     Net deferred tax asset                          $      --      $      --
                                                     ===========    ===========

                                      F-19

NOTE 7.  INCOME TAXES - continued

     The Company's  net  operating  loss  carryforwards  may be applied  against future  taxable  income.  The net operating  loss  carryforwards  expire as follows:

      Year Expiring
      -------------

           2011                                                       $      977
           2012                                                            1,549
           2018                                                          103,820
           2019                                                        1,990,843
           2020                                                        1,515,185
           2021                                                        2,497,880

     The net  changes in the  valuation  allowance  during  2001 and 2000 are as follows:

                                                         2000           1999
                                                     -----------    -----------
Balance at beginning of year                         ($1,255,541)   ($  732,806)
Balance at end of year                                (2,447,763)    (1,255,541)
                                                     -----------    -----------

Net change                                           ($1,192,222)   ($  522,735)
                                                     ===========    ===========

NOTE 8.  STOCKHOLDERS' EQUITY

     On March 6, 1998, the Company's Certificate of Incorporation was amended to authorize  the  issuance of  10,000,000  shares of  preferred  stock and to increase the number of shares of the Company's  Common Stock authorized for issuance by 150,000,000 shares to a total of 200,000,000.

     Information  regarding  the  Company's  stock  issuances  from the date the
     Company reentered the development stage is as follows:

        Date        Number of   Value Per
       Issued        Shares      Share       Consideration Received       Basis for Valuation
     ----------   ------------   ------   ----------------------------   ---------------------

     01/01/98       14,150,000   $0.002   Oil and gas working interest   Other common stock
                                                                         purchase transactions
                                                                         by Hayseed Stephens
                                                                         in January 1998

                                      F-20

NOTE 8.  STOCKHOLDERS' EQUITY - continued

        Date        Number of   Value Per
       Issued        Shares      Share       Consideration Received       Basis for Valuation
     ----------   ------------   ------   ----------------------------   ---------------------
     03/25/99           15,150     0.33   Services provided              Average stock price
                                                                           during period
                                                                           of service

     03/25/99        2,602,500     0.52   Lawsuit settlement             Stock price on settlement
                                                                           date in 1998

     05/14/99          104,315     0.52   Oil and gas working interest   Stock price on date
                                                                           of purchase

     06/01/99           99,000     0.52   Lawsuit settlement             Stock price on settlement
                                                                           date in 1998

     06/04/99          242,404     0.25   Oil and gas lease              Stock price based on date
                                                                           of agreement in 1998

     06/07/99          625,001     0.45   Cash

     06/24/99          262,225     0.45   Cash

     08/05/99           53,410     0.44   Promotional material           Stock price at date
                                                                           of agreement

     09/01/99           30,500     2.00   Automobile                      Stock price of common stock
                                                                            in private offering

     09/01/99           30,500     2.00   Cash

     09/01/99           20,000     1.75   Cash

     11/30/99            1,000     1.20   Services provided               Closing stock price on date of
                                                                            authorization by Board
                                                                            of Directors

     11/30/99            5,079     1.32   Services provided               Average stock price during
                                                                            period of service

     11/30/99           80,000     1.20   Marketing activities in Israel  Closing stock price on date of authorization by Board
                                                                            of Directors

                                      F-21

NOTE 8.  STOCKHOLDERS' EQUITY - continued

                                 Value
        Date        Number of     Per
       Issued        Shares      Share       Consideration Received       Basis for Valuation
     ----------   ------------   ------   ----------------------------   ---------------------
     12/01/99         332,500      2.00   Cash

     12/17/99          15,000      2.00   Future consulting services     Stock price of common stock
                                            over twenty four months        in private offering
                                            to an outside contractor for
                                            telecommunications support

     12/31/99         156,800      2.00   Cash

     03/21/00         100,000      1.24   Future consulting services     Average stock price on day
                                            as a retainer for legal        of agreement
                                            services from the
                                            Company's attorney

     03/21/00         100,000      1.24   Future consulting services     Average stock price on day
                                              from Curtis Swanson for         of agreement
                                              six months of assistance
                                              with SEC filings

     03/24/00         780,488      1.28   1,000,000 common shares        Closing stock price on day of
                                              of Restaurant Teams Int'l     agreement
                                              Inc.

     03/31/00          40,000      1.45   Services provided              Closing stock price on date of
                                                                            authorization by Board
                                                                            of Directors

     06/30/00          11,725      1.23   Services provided              Average stock price during
                                                                            period of service

     07/01/00         250,000      0.83   Future consulting services     Average stock price on date
                                             from an employee for           of agreement
                                             assistance in raising
                                             capital over one year

     09/06/00          50,000      1.36   Future consulting services     Average stock price on date
                                              as a retainer for legal       of agreement
                                                  services from the
                                                  Company's attorney

     09/20/00          24,256      1.15   Cash

     09/25/00          21,154      1.18   Cash

                                      F-22

NOTE 8.  STOCKHOLDERS' EQUITY - continued

                                 Value
        Date        Number of     Per
       Issued        Shares      Share       Consideration Received       Basis for Valuation
     ----------   ------------   ------   ----------------------------   ---------------------
     09/30/00            3,472     1.13   Services provided              Average stock price during
                                                                            period of service

     09/30/00            3,786     0.98   Services provided              Average stock price during
                                                                           period of service
     10/10/00            6,154     0.81   Cash

     10/10/00          100,000     1.02   Future consulting services     Average stock price on date
                                            from Curtis Swanson for        of issuance
                                            six months of assistance
                                            with SEC filings

     10/12/00            7,560     0.93   Cash

     10/13/00           11,111     0.90   Cash

     11/14/00           23,000     1.00   Cash

     11/16/00            5,000     1.00   Cash

     11/20/00            5,714     0.88   Cash

     11/21/00           50,000     0.90   Future consulting services     Average stock price on date
                                            as a retainer  for legal       of issuance
                                            services from the
                                            Company's attorney

     11/21/00          100,000     0.90   Future consulting services     Average stock price on day
                                            from two directors for         of issuance
                                            six months of assistance
                                            with the drilling of the
                                            Israeli wells.

     12/15/00           10,870     0.92   Cash

     1/9/01             50,000     0.86    Services provided             Average stock price
                                                                           on date of issuance

     1/9/01            150,000     0.86   Future consulting services     Average stock price
                                            as a retainer for legal        on date of issuance
                                            services

     1/30/01            85,000     0.94   Services provided              Average stock price on date
                                                                           of authorization by Board
                                                                           of Directors

                                      F-23

NOTE 8.  STOCKHOLDERS' EQUITY - continued

                                 Value
        Date        Number of     Per
       Issued        Shares      Share       Consideration Received       Basis for Valuation
     ----------   ------------   ------   ----------------------------   ---------------------

     3/14/01             5,000     0.64   Charitable donation            Average stock price
                                                                           on date of issuance

     3/23/01           100,000     0.64   Future consulting services     Average stock price
                                            as a retainer for legal        on date of issuance
                                            services

     6/8/01            400,000     1.44   Lawsuit settlement and         Stock price on settlement
                                            future legal services          date

     8/22/01           150,000     1.07   Three year consulting          Average stock price
                                            agreement with employee        on date of issuance

     8/22/01            41,099     1.02   Services provided              Average stock price during
                                                                           period of service

     8/30/01            70,306     1.12   Services provided              Average stock price on
                                                                            date of issuance

     9/5/01            200,000     1.06   Future consulting services     Average stock price on
                                                                           date of issuance

     9/5/01             26,800     1.06   Services provided              Average stock price on
                                                                           date of issuance

     10/11/01           67,000     1.03   Services provided              Average stock price on
                                                                           date of issuance

     10/29/01          100,000     0.96   Future consulting services     Average stock price on
                                            related to acquisition         date of issuance
                                            of oil and gas properties

     Since the Company reentered the development stage,  1,865,000 shares of its common  shares have been issued for  consulting  services.  The  agreements provide  for  services  to be  performed  over a fixed time period or for a specific dollar amount based on the price for which the shares can be sold.
     The  shares  issued  were  valued  at the  stock  prices at the time of the agreements.  Each  agreement  specifies the time period for which  services will be rendered and whether there are any renewal provisions. The value of the stock issued has been recorded as deferred  consulting in  shareholders equity and is being  recognized  as an expense  over the time period of the services rendered.

NOTE 9.  COMMITMENTS AND CONTINGENCIES

     At December 31, 2001,  the Company was party to two lawsuits.  One is filed by a  party  who  claimed  that  they  were  due  a  commission  on  a  rig transaction.  Plaintiffs  seek $325,000 plus attorney  fees. The other is a

                                      F-24

     demand for relief from the  restriction  on  1,000,000  shares of stock and other damages. Management intends to actively assert its legal defenses and believes  Plaintiffs  are not entitled to any remedy from the  Company.  In addition,  the  Company  settled a  lawsuit  filed by a  shareholder  of an affiliated  company.  The Company  agreed to a  settlement  of $240,000 and issued common stock to the Company attorney to sell to fund the settlement.
     By agreement  with the affiliated  company,  this amount was applied to the payable to the related party.

     In 1999, the Company  entered into a contract to purchase a drilling rig to be used in the Israeli  drilling  project.  The contract called for a total purchase  price of  $2,450,000.  In  addition,  the Company  entered into a contract that provided for the  refurbishment  and  mobilization of the rig for  $2,200,000.  As  of  December  31,  1999,  the  Company  had  expended
     $1,229,000  under the  contracts  but had not paid the  balance  on the rig contract that was due January 15, 2000. The  $1,229,000  expended under the contracts  has been fully  impaired at December 31, 1999 and is included in general and administrative  expenses in 1999.  Impairment is based upon the fair value of the $1,229,000  deposit on the  contracts.  The fair value of the asset was  determined  based on the estimated  future cash flows of the asset. There were no additional payments made on the contracts during 2000.
     Management  is currently  negotiating  the  completion  of the contract and believes that the purchase will be completed.

NOTE 10. MAJOR CUSTOMERS

     The Company  sells gas and natural gas liquids to one  purchaser.  However, management  believes  the  competitive  nature of the  field and  available marketing  alternatives  do not make the  Company  dependent  on any single purchaser.

NOTE 11. CHANGE IN CONTROL

     During the last quarter of 1997, an agreement  was reached and  consummated between the Company and Hayseed  Stephens,  which  effectively  transferred operating  control  of the  Company  to him.  All  remaining  assets of the
     Company were transferred to its former president.

NOTE 11. CHANGE IN CONTROL - continued

     The Company filed the require  documents  with the  Securities and Exchange
     Commission to allow its stock to resume  trading on the NASD Bulletin Board in February 1999.

                                      F-25

                              FINANCIAL STATEMENTS

                               SUPPLEMENTARY DATA

                         NESS ENERGY INTERNATIONAL, INC.
                          (a development stage company)
               SUPPLEMENTARY FINANCIAL INFORMATION ON OIL AND GAS
               EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES
                                   (unaudited)

This section provides information required by Statement of Financial Accounting
Standards No. 69, Disclosures About Oil and Gas Producing Activities.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided. only by contractual arrangements, but not on escalations based upon future conditions.

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.
Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates, for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

The reader may refer to SEC Regulation S-X Rule 4-10(a)(2)(3)(4)as to definitions of proved oil and gas reserves.

Estimates of petroleum reserves have been made by independent engineers. The valuation of proved reserves may be revised in the future on the basis of new information as it becomes available. Estimates of proved reserves are inherently imprecise.

Estimated quantities of proved oil and gas reserves of the Company (all of which are located in the United States) are as follows:

                                                        Petroleum       Natural
                                                         Liquids          Gas
                                                          (Bbls)         (Mcf)
                                                        ---------     ---------

December 31, 2001 - proved developed reserves                --         107,990
December 31, 2001 - proved reserves                          --         248,800

December 31, 2000 - proved developed reserves                --         119,090
December 31, 2000 - proved reserves                          --         259,900

                                                        Petroleum       Natural
                                                         Liquids          Gas
                                                          (Bbls)         (Mcf)
                                                        ---------     ---------

Reserves at December 31, 1999                                --         242,250
   Revisions of previous estimates                           --          25,945
   Production                                                --          (8,295)
                                                        ---------     ---------

Reserves at December 31, 2000                                --         259,900
   Revisions of previous estimates                           --          (5,613)
   Production                                                --          (5,487)
                                                        ---------     ---------

Reserves at December 31, 2001                                --         248,800
                                                        =========     =========

                                      F-27

The standardized measure of discounted estimated future net cash flows, and changes therein, related to proved oil and gas reserves for the years ended
December 31, 2001 and 2000 is as follows:

                                                         2001           2000
                                                     -----------    -----------
     Future cash inflows                             $   561,270    $ 1,353,400
     Future production costs                            (209,250)      (377,460)
     Future development costs                           (193,000)      (195,500)
     Future income tax expense                              --             --
                                                     -----------    -----------

     Future net cash flows                               159,020        780,440
     10% annual discount                                  90,890        374,730
                                                     -----------    -----------

     Standardized measure of
       discounted future cash flows                  $    68,130    $   405,710
                                                     ===========    ===========

Primary changes in standardized  measure of discounted  future net cash flow for the years ended December 31, 2001 and 2000 are as follows:

                                                           2001         2000
                                                         ---------    ---------

     Change in sales price and production costs          ($332,786)   $ 336,246
     Change in estimated future development costs            1,429      (46,746)
     Sales of oil and gas, net of production costs         (13,945)     (17,426)
     Accretion of discount                                  40,571       10,546
     Net change due to revision in quantity estimates       (4,539)      46,590
     Other                                                 (28,310)     (28,955)
                                                         ---------    ---------

                                                         ($337,580)   $ 300,255
                                                         =========    =========

Estimated future cash inflows are computed by applying year end prices of oil and gas to year end quantities of proved reserves. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves in future years, based on year end costs and assuming continuation of existing economic conditions.

These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the SEC. Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas price changes, and the fact that the bases for such estimates vary significantly, management believes the usefulness of these projections is limited. Estimates of future net cash flows do not necessarily represent management's assessment of future profitability or future cash flow to the Company.

                                      F-28

The aggregate amounts of capitalized costs relating to oil and gas producing activities and the related accumulated depletion and depreciation as of December
31, is as follows:

                                                           2001         2000
                                                         ---------    ---------

     Unproved properties                                 $ 315,529    $    --
     Proved properties                                     142,686      142,686
     Accumulated depletion and depreciation                (74,556)     (21,033)
                                                         ---------    ---------

        Net capitalized costs                            $ 383,659    $ 121,653
                                                         =========    =========

The costs,  both  capitalized  and  expensed,  incurred in oil and gas producing activities during the years ended December 31, 2001 and 2000 are as follows:

                                                           2001         2000
                                                         ---------    ---------

     Property acquisition costs                          $ 315,529    $ 114,386
     Exploration and development costs                        --           --
                                                         ---------    ---------

     Total                                               $ 315,529    $ 114,386
                                                         =========    =========

Results of oil and gas  operations in the aggregate for the years ended December
31, are as follows:

                                                           2001         2000
                                                         ---------    ---------

     Revenues                                            $  20,683    $  27,109
     Compression expense                                      (931)      (2,245)
     Production costs                                       (5,807)      (7,348)
     Exploration expense                                      --           --
     Depreciation, depletion and impairment                (53,523)     (10,122)
     Income taxes                                             --           --
                                                         ---------    ---------

      Net oil and gas income                              ($39,578)   $   7,394
                                                         =========    =========

                                      F-29

INDEPENDENT AUDITOR'S REPORT

To the Shareholders
Ness Energy International, Inc.
Willow Park, Texas

We have audited the accompanying balance sheets of Ness Energy International,
Inc. (a development stage company) (the Company) as of December 31, 2000 and
1999, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and cumulative amounts since reentering the development stage on January 1, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ness Energy International, Inc.
(a development stage company) at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended and cumulative amounts since reentering the development stage on January 1, 1998, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage and has insignificant operating revenue. In addition, the Company has limited capital resources and has initiated a new phase of activity, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Weaver and Tidwell, L.L.P.
Weaver and Tidwell, L.L.P.
Fort Worth, Texas
March 14, 2001

                                       1

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                           December 31, 2000 and 1999

                                     ASSETS

                                                December 31,     December 31,
                                                    2000            1999
                                                ------------     ------------
CURRENT ASSETS
Cash                                            $   50,760       $ 414,692
Investments - available for sale                    62,500               -
                                                -----------      -----------

Total current assets                               113,260         414,692

OIL AND GAS PROPERTIES - Full cost method
Oil and gas properties, unproved                         -         114,386
Oil and gas properties, proved                     142,686          28,300
                                                -----------       ----------

                                                   142,686         142,686
Less accumulated depreciation and depletion         21,033          10,911
                                                 ----------       ----------

Net oil and gas properties                         121,653         131,775

OTHER ASSETS
Other fixed assets, net of accumulated
depreciation of $17,656
and $5,083 for 2000 and 1999, respectively          45,702          55,917
                                                 ----------       ----------

                                                    45,702          55,917
                                                 ----------       ----------

TOTAL ASSETS                                       280,615         602,384
                                                 ==========      ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses              187,189         123,171
Accounts payable - related parties                 497,007         729,638
                                                 ----------      -----------

Total current liabilities                          684,196         852,809

LONG-TERM DEBT, including accrued interest        $534,742               -

CONTINGENCIES                                            -               -

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.10 par value
10,000,000 shares authorized, none issued                -               -

Common stock, no par value, 200,000,000
shares authorized, shares issued and
outstanding:
2000  56,339,030; 1999 54,634,740               7,747,183        5,790,720

Retained deficit prior to re-entering the
development stage January 1, 1998             (2,630,233)      (2,630,233)

Deficit accumulated since re-entering the
development stage January 1, 1998             (4,926,964)      (3,382,162)
Accumulated other comprehensive income        (937,500)               -
Deferred consulting                           (190,809)         (28,750)
                                             --------------     ------------

Total stockholders' equity (deficit)          (938,323)      (250,425)
                                             --------------     ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)                    280,615          602,384
                                             ==============     ============

                 See accompanying notes to financial statements

                                       F-2

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                   YEARS ENDED DECEMBER 31, 2000 AND 1999, AND
                        CUMULATIVE SINCE JANUARY 1, 1998

                                                                 Cumulative
                                                                   Amounts
                                                                    Since
                                                                 Re-entering
                                                                 Development
                                                                    Stage

                                  December 31,     December 31,     January 1,
                                      2000            1999            1998
                                  ------------      ------------   -----------
REVENUES
Oil and gas revenues              $    27,019     $    21,208     $    70,528

EXPENSES
Lease operating expenses                5,366           8,177          19,128
Production taxes                        1,982           1,584           5,160
Compression expenses                    2,245           3,772           9,298
Depreciation, depletion and
amortization                           22,695          10,386          38,689
Litigation settlement                       -               -       1,392,900
General and administrative
expenses                            1,523,173       1,889,035       3,522,261
                                  ------------    ------------     -----------

Total operating expenses            1,555,461       1,912,954       4,987,436
                                  ------------    ------------     -----------

Operating loss                     (1,528,442)     (1,891,746)     (4,916,908)

OTHER INCOME (EXPENSE)
Interest expense - related party   (17,185)              -      (17,185)

Interest income                           825           6,304           7,129
                                    -----------    ------------    -----------

Loss before income taxes           (1,544,802)     (1,885,442)     (4,926,964)

INCOME TAXES                                -               -               -
                                  ------------    ------------     -----------

NET LOSS                           (1,544,802)     (1,885,442)     (4,926,964)
                                  ============    =============    ===========

Net loss per weighted average
share                                   (0.03)          (0.04)          (0.09)
                                  ============    =============    ===========
Weighted average shares
outstanding                        55,626,310      52,916,747      52,799,435
                                  ============    =============    ===========

                 See accompanying notes to financial statements

                                      F-3

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
  YEARS ENDED DECEMBER 31, 2000 AND 1999, AND CUMULATIVE SINCE JANUARY 1, 1998

                                                Accumu          Accumu
                                                lated           lated
                                                Deficit         Deficit
                                                Prior           Prior
                                                To              To

                                                Re-             Re-
                                                Entering        Entering
                                                Dev.            Dev.       Accumu       Deferr
                                                Stage           Stage      lated        ed
                          Common Stock          Jan. 1          Jan. 1     Other        Consul
                      ---------------------      1998           1998       Compre       ting
                         Shares       Amount                               hensive
                                                                           Income                       Total

BALANCE
December 31 1997       35,809,356    2,630,233  (2,630,233)      -           -           -                -
Issuance of common
stock for oil
and gas property       14,150,000       28,300           -       -           -           -              28,300
Net loss                    -            -               -   (1,496,720)     -           -          (1,496,720)
                      ------------    ---------  ----------  -----------   ----------  -----------  -----------
BALANCE
December 31 1998       49,959,356    2,658,533  (2,630,233)  (1,496,720)     -           -          (1,468,420)

Issuance of common
common stock for:
Future services            15,000       30,000        -          -                  (30,000)                -
Cash                    1,427,026    1,401,250        -          -           -                       1,401,250
Settlement of
lawsuit                 2,701,500    1,392,900        -          -           -                       1,392,900
Oil and gas
property                  346,719      114,386        -          -           -                         114,386
Equipment                  30,500       61,000        -          -           -                          61,000
Services                  154,639      132,651        -          -           -                         132,651
Recognition of                                                               -
services performed                                                           -
for common stock            -            -            -          -                   1,250              1,250
Net loss                    -            -            -     (1,885,442)      -           -         (1,885,442)
                       -----------   ----------   --------- -----------  ---------- ----------   --------------

BALANCE
December 31
1999                    54,634,740   5,790,720  (2,630,233)  (3,382,162)     -      (28,750)        (250,425)
Issuance of
common
stock for:
Future services        750,000     759,820             -          -          -     (759,820)             -
Cash                   114,819     117,943             -          -          -           -           117,943
Investment             780,488   1,000,000             -          -          -           -         1,000,000
Services                58,983      78,700             -          -          -           -            78,700
Recognition of
services performed
for common stock            -           -              -          -          -      597,761          597,761
Net change in
unrealized
depreciation on
securities
available
for sale, net of
tax of                     $0           -              -          -      (937,500)                        -
Net loss                    -           -              -    (1,544,802)       -          -
Total
Comprehensive
loss                        -           -              -          -           -          -        (2,482,302)
                      ---------  -----------  -------------  ----------   ----------   ---------  ------------

BALANCE
December 31,
2000                  56,339,030   7,747,183  (2,630,233)   (4,926,964)  (937,500) (190,809)      (938,323)
                     ===========  ==========  ============  =========== ========== ===========   ===========

                   See accompanying notes to financial statements

                                      F-4

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 2000 AND 1999, AND
                        CUMULATIVE SINCE JANUARY 1, 1998

                                                                         Cumulative
                                                                          Amounts
                                                                           Since
                                                                        Re-entering
                                                                        Development
                                                                          Stage

                                         December 31,     December 31,     January 1,
                                              2000            1999            1998
                                        -------------    -------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                 ($1,544,802)    ($1,885,442)     ($4,926,964)
Adjustments to reconcile net loss
        to net cash used in operating
        activities Depreciation,
        depletion, and
        amortization                          22,695          10,386           38,689
Recognition of services performed
        for stock                            597,761           1,250          599,011
Stock issued for services                     78,700         132,651          211,351
Change in operating assets and
liabilities:
        Accrued expenses                      81,203         123,171        1,597,274
        Accounts payable - related
                party                       (232,631)        627,074          497,007
                                           -----------     -----------     -----------

Net cash used in operating
        activities                          (997,074)       (990,910)      (1,983,632)

CASH FLOWS FROM INVESTING ACTIVITIES
        Capital expenditures                  (2,358)              -           (2,358)
                                           ------------    ----------    ------------
Net cash used in investing
        activities                            (2,358)              -           (2,358)

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds on debt - related party     517,557               -          517,557
Cash received from sale of common
        stock                                117,943       1,401,250        1,519,193
                                          -----------     -----------     ------------

Net cash provided by financing
        activities                           635,500       1,401,250        2,036,750
                                          -----------     -----------     ------------

Net change in cash                          (363,932)        410,340           50,760

CASH, beginning of period                    414,692           4,352                -
                                          -----------     -----------      -----------

CASH, end of period                           50,760         414,692           50,760
                                          ===========     ===========      ===========

                 See accompanying notes to financial statements

                                      F-5

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION

Ness Energy International, Inc. (the "Company"), a Washington corporation, has been involved in the exploration and development of oil and gas reserves. The
Company's main businesses of energy and real estate were essentially abandoned by late 1985 due to insufficient operations and capital to support ongoing cash requirements. Between 1985 and 1996 there were no filings with the SEC. An agreement was reached in late 1997 for a change in management control of the
Company (Note 11) and the required filings were filed to allow the stock to resume trading. Effective July 6, 2000, the Company changed its name to Ness
Energy International, Inc.

The Company is reentering the exploration and development of oil and gas reserves under the new management. However, due to the exhaustion of all assets prior to the change in management, the Company is deemed to have reentered the development stage as of January 1, 1998.

The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, insignificant revenue and a loss from operations.
The appropriateness of using the going concern basis is dependent upon the
Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise capital through the private placement of company stock, debt, and, eventually, through public offerings. Management intends to use the proceeds from debt or any equity sales to further develop oil and gas reserves in the United States and in selected foreign countries. The Company believes that these actions will enable the Company to carry out its business plan and ultimately to achieve profitable operations.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investments in Securities

The Company has adopted Statement No. 115, "Accounting for Certain Investments
in Debt and Equity Securities", issued by the Financial Accounting Standards
Board. In accordance with Statement No. 115, the Company's investments in securities are classified as follows:

Trading Securities - Investments in debt and equity securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income.

                                      F-6

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

Securities to be Held to Maturity - Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

Securities Available for Sale - Securities available for sale consist of debt and equity securities not classified as trading securities nor as securities to be held to maturity. All of the Company's investments in securities are classified as available for sale.

Unrealized holding gains and losses on securities available for sale are reported as a net amount in accumulated other comprehensive income in stockholders' equity until realized.

Gains and losses on the sale of securities available for sale are determined using the specific identification method.

Oil and Gas Property and Equipment

The Company uses the full cost method of accounting for its oil and gas producing activities, which are located in North Central Texas. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. During 2000,
$114,386 of unproved property was impaired and added to the capitalized costs.

In addition, the capitalized costs are subject to a "ceiling test," which basically limits such costs to the aggregate of the "estimated present value,"
discounted at a 10 percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Prior to 1998, it was determined that the remaining single oil and gas interest was not significant enough to require the disclosures of oil and gas activities required by Statement of Financial Accounting Standards ("SFAS") No. 69,
"Disclosures about Oil and Gas Producing Activities". This lease was transferred to the Company's former president as part of the agreement regarding change in control of the Company.

                                      F-7

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

Other Fixed Assets

Other fixed assets include an automobile being depreciated over a life of 5 years on the straight-line basis and furniture and equipment being depreciated over a life of 3 to 5 years on the straight-line basis.

Accounts Receivable

The Company has not provided an allowance for doubtful accounts. The Company's receivables are from related parties and have been netted against the accounts payable - related party (see Note 4). All receivables considered doubtful have been charged to current operations and it is management's opinion that no additional material amounts are doubtful of collection.

Income Taxes

Deferred taxes are recognized for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Statement of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Loss Per Common Share

The loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding throughout the year. The Company has no potential common stock.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Depletion was calculated based on engineers' estimates of reserves and the unproved property was evaluated based on the future potential. It is reasonably possible that these estimates may change materially in the near term.

Financial Instruments

Financial instruments consist principally of cash, investments, accounts payable, accounts payable - related party and notes payable - related party.
Recorded values approximate fair values due to the short maturities of these instruments. In addition, the interest rate on the notes payable - related party fluctuates with the prevailing prime rate.

Concentrations of Credit Risk

The Company regularly maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Reclassification

Certain reclassifications have been made to the 1999 financial statements to conform with the 2000 financial statement presentation. Such reclassifications had no effect on income.

New Pronouncement

During 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No.
133 "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date of January 1, 2000. During 1999, the FASB postponed the required adoption date of SFAS No. 133 until January 1, 2001. In addition, during 2000, the FASB issued SFAS No. 138 "Accounting for Certain Derivative
Instruments and Certain Hedging Activities" which amends the requirements of
SFAS No. 133. These standards require that all derivative financial instruments be recorded on the balance sheet at fair value as either assets or liabilities.
Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated and effective as part of a hedge transaction and, if it is, the type of hedge transaction. It is not believed that the adoption of SFAS No. 133 will have a significant impact on the Company's financial statements.

                                      F-8

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3.   INVESTMENTS IN MARKETABLE SECURITIES

Equity securities with a fair value of $62,500 held by the Company are concentrated in the common stock of one company. At December 31, 2000, the investment has an unrealized loss of $937,500.

The Company had no sales of investments during 2000.

The Company did not have any investments as of or during the year ended December
31, 1999.

NOTE 4.   LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2000:

Unsecured note payable to the Company's
majority shareholder bearing interest at
prime plus 2% (11.5% at December 31,
2000).  Subsequent to year end, the date
interest and principal are due was
amended to June 2002.                                         $277,057

Unsecured note payable to a company
related through common ownership bearing
interest at prime plus 2% (11.5% at
December 31, 2000).  Subsequent to year
end, the date interest and principal are
due was amended to September 2002.                             240,500

Accrued interest payable                                        17,185
                                                             ----------
                                                              $534,742
                                                             ==========

NOTE 5.   RELATED PARTY TRANSACTIONS

In June 1999, the Company entered into a series of agreements with a company related through common ownership whereby the related party will provide the majority of the Company's management, general and administrative services and facilities. The agreements were effective January 1, 1999 and provided for monthly payments of $3,350 through December 31, 2000. Effective January 1, 2000, the agreement was amended whereby the Company now rents office space from the related party and provides management and general and administrative services to the related party. The Company pays rent of $350 per month and receives $3,000 per month for the management and general and administrative services. The amounts received are recorded as a reduction of general and administrative expenses in the accompanying financial statements. The amended agreement was effective through December 31, 2000.

A company related through common ownership also collects the net oil and gas revenues from the Company' properties and remits the funds to the Company. In addition, the Company has entered into an agreement with the related company whereby the Company receives $2,750 per month as reimbursement for management, accounting, telephone and copier services. This reimbursement is recorded as a reduction in general and administrative expenses. The agreement is effective through December 31, 2002. At December 31, 2000 and 1999, the Company was owed
$37,888 and $3,655, respectively and are included in accounts payable - related party.

Also included in accounts payable - related party are advances and payments made on behalf of the Company by the related party. This related party owns two licenses that provide for the right to drill for oil and gas in the Dead Sea area of Israel. While the Company does not own the rights in Israel, it is intended that the Company will benefit from the well to be drilled either through a business combination or some other arrangement. Discussions have been held on the method under which the Company will be involved with the project in
Israel.

                                      F-9

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6.  SUPPLEMENTAL CASH FLOW INFORMATION

No interest or taxes were paid during the years ended December 31, 2000 or 1999.

Noncash investing and financing activities for the years ended December 31, 2000 and 1999 are as follows:

In March 1999, the Company issued 15,150 shares of its common stock as a stock bonus. Compensation was recorded based on the average stock price during the period of service.

In March 1999, the Company issued 2,602,500 shares of its common stock as a settlement in a lawsuit. The valuation of the stock was based on the stock price on the date of settlement.

In May 1999, the Company issued 104,315 shares of its common stock in exchange for oil and gas leases. Property of $53,785 was recorded based on the stock price on date of purchase.

In June 1999, the Company issued 99,000 shares of its common stock as a settlement in a lawsuit. The valuation of the stock was based on the stock price on the date of settlement.

In June 1999, the Company issued 242,404 shares of its common stock in exchange for oil and gas leases. Property of $60,601 was recorded based on the stock price on date of purchase.

In March 2000, the Company exchanged 780,488 shares of its common stock for
1,000,000 shares of Restaurant Teams International. Each company's stock was valued at $1,000,000 based on quoted closing prices on the date of agreement.

In March 2000, the Company issued 200,000 shares of its common stock for professional services to be rendered over a period of time. Deferred consulting of $248,430 was recorded based on quoted closing prices on the date of the agreements.

In March 2000, the Company issued 40,000 shares of its common stock as a bonus to employees that had been accrued at December 31, 1999. Compensation was recorded based on quoted closing prices on the date of the agreements.

In June 2000, the Company issued 11,725 shares for advertising services. The stock value of $12,950 was based on the daily average of the high and low prices during the months the services were performed.

In July 2000, the Company issued 250,000 of its common stock for professional services to be rendered over a period of time. Deferred consulting of $207,050 was recorded based on quoted prices on date of authorization.

In September 2000, the Company issued 50,000 of its common stock for professional services to be rendered over a period of time. Deferred consulting of $68,000 was recorded based on quoted prices on date of authorization.

In September 2000, the Company issued 3,786 shares for advertising services. The stock value of $3,700 was based on the daily average of the high and low prices during the months the services were performed.

In September 2000, the Company issued 3,472 shares of its common stock as compensation. The expense was recorded based on the average stock price during the period of service.

In October 2000, the Company issued 100,000 shares of its common stock for professional services to be rendered over a period of time. Deferred consulting of $101,565 was recorded based on quoted prices on the date of the agreement.

In November 2000, the Company issued 150,000 shares of its common stock for professional services to be rendered over a period of time. Deferred consulting of $134,775 was recorded based on quoted prices on the date of the agreements.

                                      F-10

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7.   INCOME TAXES

Prior to 1998, the Company's last income tax return was filed for 1984 and it showed total operating loss carryforwards at that time of $645,484. It is believed that the Company generated additional operating loss carryforwards as the Company's business wound down in 1985 and 1986. However, no income tax returns have been filed during the period from 1985 through 1993. Due to the changes in control discussed in Note 9, it is believed that the benefits from utilization of any of these carryforwards would be extremely limited. Management has decided that the cost of researching the timing of transaction and preparing income tax returns to document the loss carryforwards for the unfiled years would not be a cost effective use of resources available to the Company. In view of this decision, these potential loss carryforwards have been discounted and are considered to be of no value. The disclosures presented below include the activities of the Company since 1994.

A reconciliation of statutory tax rates to the Company's effective tax rates follows:

                                                   2000        1999

Benefit at statutory rates                       (   34%)      (  34%)
Losses not providing benefits                        34           34

Effective rate                                     - 0 -%       - 0 -%

The deferred tax assets are comprised primarily of the Company's net operating loss carryforwards.

                                                  2000          1999

Net operating loss carryforward              $1,228,207      $ 713,044
Other                                            27,334         19,762
Less valuation allowance                     (1,255,541)      (732,806)

Net deferred tax asset                               -              -

The Company's net operating loss carryforwards may be applied against future taxable income. The net operating loss carryforwards expire as follows:

              Year Expiring
                   2011                  $         977
                   2012                          1,549
                   2018                        103,820
                   2019                      1,990,843
                   2020                      1,544,802

The net changes in the valuation allowance during 2000 and 1999 are as follows:

                                                    2000          1999

Balance at beginning of year                    (732,806)   (509,744)
Balance at end of year                          (1,255,541)   (732,806)

Net change                                      (522,735)   (223,062)

NOTE 8.  STOCKHOLDERS' EQUITY

On March 6, 1998, the Company's Certificate of Incorporation was amended to authorize the issuance of 10,000,000 shares of preferred stock and to increase the number of shares of the Company's Common Stock authorized for issuance by
150,000,000 shares to a total of 200,000,000.

Information regarding the Company's stock issuances from the date the Company reentered the development stage is as follows:

                       Value
Date      Number of    Per
Issued     Shares      Share   Consideration Received       Basis for Valuation

01/01/98 14,150,000   $0.002   Oil and gas working interest  Other common stock
                                                             purchase
                                                             transactions
                                                             by Hayseed Stephens
                                                             in January 1998

03/25/99     15,150     0.33   Services provided             Average stock price
                                                             during period of
                                                             service

03/25/99  2,602,500     0.52   Lawsuit settlement            Stock price on
                                                             settlement
                                                             date in 1998

05/14/99    104,315     0.52   Oil and gas working interest  Stock
                                                             price on date
                                                             of purchase

06/01/99     99,000     0.52   Lawsuit settlement            Stock price on
                                                             settlement
                                                             date in 1998

06/04/99    242,404     0.25   Oil and gas lease             Stock price based
                                                             on date
                                                             of agreement in
                                                             1998

                                      F-11

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

06/07/99    625,001     0.45   Cash

06/24/99    262,225     0.45   Cash

08/05/99     53,410     0.44   Promotional material         Stock price on date
                                                            of agreement

09/01/99     30,500     2.00   Automobile                   Stock price of
                                                            common
                                                            stock in private
                                                            offering

09/01/99     30,500     2.00   Cash

09/01/99     20,000     1.75   Cash

11/30/99      1,000     1.20   Services provided           Closing stock
                                                           price on
                                                           date of
                                                           authorization by
                                                           Board of
                                                           Directors

11/30/99      5,079     1.32   Services provided           Average stock
                                                           price
                                                           during period of
                                                           service

11/30/99     80,000     1.20   Marketing activities in     Closing stock price
                               Israel                      on date of
                                                           authorization by
                                                           Board of Directors

12/01/99    332,500     2.00   Cash

12/17/99     15,000     2.00   Future consulting services  Stock
                                                           price of common
                                                           stock over twenty
                                                           four in
                                                           private offering
                                                           months to an outside
                                                           contractor for
                                                           telecommunications
                                                           support

12/31/99    156,800     2.00   Cash

03/21/00    100,000     1.24   Future consulting services  Average stock price
                               as a retainer for legal     on date
                               services from the Company's of agreement
                               attorney

03/21/00    100,000     1.24   Future consulting services  Average stock price
                               from Curtis Swanson for     on date
                               six months of assistance    of agreement
                               with SEC filings

03/24/00    780,488     1.28   1,000,000 common shares     Closing stock price
                               of Restaurant Teams         on date of
                               International, Inc.         agreement

03/31/00     40,000     1.45   Services provided          Closing stock
                                                          price on
                                                          date of
                                                          authorization by
                                                          Board of
                                                          Directors

06/30/00     11,725     1.23   Services provided          Average stock price
                                                          during
                                                          period of service

07/01/00    250,000     0.83   Future consulting services Average stock price
                               from an employee for       on date of
                               assistance in raising      agreement
                               capital over one year

09/06/00     50,000     1.36   Future consulting services Average stock price
                               as a retainer for legal    on date
                               services from the          of agreement
                               Company's attorney

09/20/00     24,256     1.15   Cash

09/25/00     21,154     1.18   Cash

09/30/00      3,472     1.13   Services provided         Average stock price
                               during period of
                               service

09/30/00      3,786     0.98   Services provided         Average stock price
                               during period of
                               service

10/10/00      6,154     0.81   Cash

10/10/00    100,000     1.02   Future consulting services Average stock price
                               from Curtis Swanson for    on date
                               six months of assistance   of issuance
                               with SEC filings

                                      F-12

                         NESS ENERGY INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

10/12/00      7,560     0.93   Cash

10/13/00     11,111     0.90   Cash

11/14/00     23,000     1.00   Cash

11/16/00      5,000     1.00   Cash

11/20/00      5,714     0.88   Cash

11/21/00     50,000     0.90   Future consulting services Average stock price
                               as a retainer for legal for on date
                               legal services from the     of issuance
                               Company's attorney

11/21/00    100,000     0.90   Future consulting services Average stock price
                               from drilling consultants  on date
                               for six months of          of issuance
                               assistance with the
                               drilling of the
                               wells in Israel.

12/15/00     10,870     0.92   Cash

Since the Company re-entered the development stage, 765,000 shares of its common shares have been issued for consulting services. The agreements provide for services to be performed over a fixed time period or for a specific dollar amount based on the price for which the shares can be sold. The shares issued were valued at the stock prices at the time of the agreements. Each agreement specifies the time period for which services will be rendered and whether there are any renewal provisions. The value of the stock issued has been recorded as deferred consulting in shareholders equity and is being recognized as an expense over the time period of the services rendered.

NOTE 9. COMMITMENTS AND CONTINGENCIES

At December 31, 2000, the Company was party to two lawsuits. One is filed by a party who claimed that they were due a commission on a rig transaction.
Plaintiffs seek $325,000 plus attorney fees. The other is filed by a shareholder of an affiliated company, but the Company is also named as a defendant.
Management intends to actively assert its legal defenses and believes Plaintiffs are not entitled to any remedy from the Company.

In 1999, the Company entered into a contract to purchase a drilling rig to be used in the Israeli drilling project. The contract called for a total purchase price of $2,450,000. In addition, the Company entered into a contract that provided for the refurbishment and mobilization of the rig for $2,200,000. As of
December 31, 1999, the Company had expended $1,229,000 under the contracts but had not paid the balance on the rig contract that was due January 15, 2000. The
$1,229,000 expended under the contracts has been fully impaired at December 31,
1999 and is included in general and administrative expenses in 1999. Impairment is based upon the fair value of the $1,229,000 deposit on the contracts. The fair value of the asset was determined based on the estimated future cash flows of the asset. There were no additional payments made on the contracts during
2000. Management is currently negotiating the completion of the contract, but is not certain that the purchase will be completed.

NOTE 10. MAJOR CUSTOMERS

The Company sells gas and natural gas liquids to one purchaser. However, management believes the competitive nature of the field and available marketing alternatives do not make the Company dependent on any single purchaser.

NOTE 11. CHANGE IN CONTROL

During the last quarter of 1997, an agreement was reached and consummated between the Company and Hayseed Stephens, which effectively transferred operating control of the Company to him. All remaining assets of the Company were transferred to its former president.

The Company filed the require documents with the Securities and Exchange
Commission to allow its stock to resume trading on the NASD Bulletin Board in
February 1999.

                                      F-13

                        PROSPECTUS DELIVERY OBLIGATION.

Until January 16, 2002 (90 days after the effective date of this Prospectus), all dealers effecting transactions in these securities may be required to deliver a Prospectus. Further, all dealers or brokers that effect transactions in these securities for the selling security holders are required to deliver a
Prospectus.

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